As filed with the Securities and Exchange Commission on July 20, 2020

Registration No. 333- 234741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Odyssey Semiconductor Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3674	84-1766761
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9 Brown Road

Ithaca, NY 14850

Telephone: (607) 351-9768

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Alex Behfar

Acting Chief Executive Officer

Odyssey Semiconductor Technologies, Inc.

9 Brown Road

Ithaca, NY 14850

Telephone: (607) 351-9768

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Mitchell Lampert, Esq.

Robinson & Cole LLP

1055 Washington Boulevard

Stamford, CT 06901

Telephone: (203) 462-7559

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Shares of common stock, par value $.0001 per share (the “Common Stock”) (4)	983,333		$1.50	$1,474,999.50	$191.45

Shares of Common Stock (5)	350,000		$1.50	$525,000.00	$68.15

Shares of Common Stock (6)	1,776,346		$1.50	$2,664,519.00	$345.85

Shares of Common Stock (7)	149,981		$1.50	$224,971.50	$29.20

Shares of Common Stock underlying warrants (8)	155,966		$1.50	$233,949.00	$30.37
Total	3,415,626		$1.50	$5,123,439.00	$665.03

(1)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)	For the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933 (the “Securities Act”), this price is based on a bona fide estimate of the maximum offering price of these shares at the time of filing of this Registration Statement.

(3)	Calculated pursuant to Rule 457(a) as the aggregate offering price multiplied by 0.0001298. The fee was previously paid in connection with the original Registration Statement on Form S-1 filed on November 15, 2019.

(4)	Represents shares of Common Stock issued in connection with the formation of the Company.

(5)	Represents shares of Common Stock issued in connection with a share exchange on June 21, 2019.

(6)	Represents shares of Common Stock purchased pursuant to our private placement which closed on June 21, 2019 and August 5, 2019 (the “August 2019 Private Placement”).

(7)	Represents shares of Common Stock purchased pursuant to our private placement which closed on September 24, 2019.

(8)	Represents shares of Common Stock issuable upon the exercise of warrants issued to Katalyst Securities LLC, the placement agent in the August 2019 Private Placement, with an exercise price of $1.50 per share. Proposed maximum offering price per share is based on the exercise price of the warrant in accordance with Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

On November 15, 2019, we filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (the “Registration Statement”), which was subsequently amended on January 15, 2020, January 31, 2020 and February 13, 2020, and declared effective on February 14, 2020.

This Post-Effective Amendment No. 1 is being filed to update the Registration Statement to include information from our Annual Report on Form 10-K for year ended December 31, 2019 filed with the SEC on May 29, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on June 26, 2020, and incorporates by reference the Current Reports on Form 8-K filed since February 13, 2020 to the date of this filing.

All filing fees payable in connection with the registration of the shares of common stock covered by this Post-Effective Amendment No. 1 were paid by us as noted in the table of Calculation of Registration Fee.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	Subject to Completion, dated July 20, 2020

Odyssey Semiconductor Technologies, Inc.

3,415,626 Shares

Common Stock

This prospectus relates to the offer for sale of up to an aggregate of 3,415,626 shares of common stock, par value $.0001 per share (the “Common Stock”), of Odyssey Semiconductor Technologies, Inc. by the selling stockholders named herein. We are not offering any securities pursuant to this prospectus. The shares of Common Stock offered by the selling stockholders include 155,966 shares of Common Stock underlying warrants.

Our Common Stock is presently quoted on the OTC Pink under the stock ticker symbol of “ODII” since May 15, 2020. There is currently no trading activity of our common stock. We plan to apply for the trading of our Common Stock on the OTCQB Market (the “OTCQB”) upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot provide assurance that our shares will actually be quoted on the OTCQB or, if quoted, that a viable public market will materialize or be sustained.

Following the effectiveness of the registration statement of which this prospectus forms a part, as long as our Common Stock is quoted on the OTC Pink and until our Common Stock is quoted on the OTCQB, the shares of Common Stock being offered hereby will be sold at a specified fixed price of $1.50 per share. When our Common Stock is quoted on the OTCQB, the sale and distribution of securities offered hereby may be effected in one or more transactions, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at privately negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. See “Plan of Distribution.”

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our Common Stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2020.

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our Common Stock. These purchasers will purchase our Common Stock at a specified fixed price, at the market price or at a privately negotiated price, and will run the risk of losing their entire investments.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should read the entire prospectus carefully, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to Odyssey Semiconductor Technologies, Inc., a Delaware corporation, collectively with its wholly-owned subsidiary, Odyssey Semiconductor, Inc, a Delaware corporation.

About the Company

Odyssey Semiconductor Technologies, Inc. (the “Company”) was formed as a Delaware corporation on April 12, 2019. The Company acquired its wholly-owned subsidiary, Odyssey Semiconductor, Inc., a Delaware corporation (“Odyssey Semiconductor”), on June 21, 2019 through a share exchange. Odyssey Semiconductor, formed on April 11, 2019, commenced business operations on June 17, 2019 when it acquired its wholly-owned subsidiary, JR2J LLC (“JR2J”), from its founders, Richard Brown and James Shealy, in exchange for shares of Odyssey Semiconductor. JR2J is a semiconductor device company developing high-voltage power switching components and systems based on proprietary Gallium Nitride (GaN) processing technology. The Company mainly operates its business of developing high-voltage GaN-based power switching devices and systems through Odyssey Semiconductor and does not plan to operate JR2J after it completes certain work that JR2J had contracted in the past. As of the date of this prospectus, the Company has not yet produced or sold any product that it designed, and is currently selling a service where the Company fabricates semiconductor parts according to customer specifications.

The premium power switching device market, which is described as applications where silicon-based (Si) systems perform insufficiently, is projected to reach over $3.5 billion by 2025 and is currently dominated by the semiconductor material silicon carbide (SiC). GaN-based systems outperform Si and SiC based systems in every way due to the superior material properties of GaN. However, GaN devices have, to-date proven difficult to process using standard semiconductor processing methods that are used to create Si and SiC based devices. We have developed a novel processing modification that allows GaN to be processed in a manner that for the first time, makes high voltage GaN power switching devices viably manufacturable. Our mission is to disrupt the rapidly growing premium power switching device market using our newly developed GaN high voltage power transistor for switching applications.

Competition

There are many horizontal-conduction (meaning the current flows horizontally, along the surface of the wafer), high-electron-mobility transistor (HEMT) products emerging from industry. HEMT transistors are able to operate at higher frequencies than ordinary transistors, up to millimeter wave frequencies, and are used in high-frequency products such as cell phones, satellite television receivers, voltage converters, and radar equipment. However, horizontal-conduction device technology has difficulty scaling beyond 650 V.

Contrast to horizontal-conduction devices, vertical-conduction (meaning the current flows from the front surface of the wafer to the back surface) devices could easily have scaling beyond 650 V; however, there are currently few discrete parts available with ratings above 650 V. The Company believes it is uniquely poised to enter into the >650 V device market with its vertical conduction device technology.

We expect that our competitors will include a number of larger companies which have more substantial research and development budgets than us. Even smaller companies which are more targeted in their development efforts, such as Nexgen Power Systems, Inc., may be our potential competitors. If we are unable to compete effectively with our competitors, our products or technologies may be rendered obsolete or noncompetitive, which could materially adversely affect our business and results of operations.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and, for as long as we continue to be an “emerging growth company,” we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an “emerging growth company,” we have chosen to take advantage of the extended transition period for complying with new or revised accounting standards, which will allow us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Accordingly, our financial statements may not be comparable to companies that comply with all public company accounting standards which could impact the valuation of our securities.

Recent Developments

Reverse Recapitalization

On June 21, 2019, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Odyssey Semiconductor and 100% of the stockholders of Odyssey Semiconductor (the “Semiconductor Stockholders”), pursuant to which the Semiconductor Stockholders agreed to transfer an aggregate of 5,666,667 shares of common stock of Odyssey Semiconductor to the Company in exchange for the Company’s issuance of an aggregate of 5,666,667 shares of the Company’s Common Stock to the Semiconductor Stockholders (the “Share Exchange”). As of June 21, 2019, Odyssey Semiconductor became a wholly-owned subsidiary of the Company, the Semiconductor Stockholders beneficially owned approximately 61.37% of the Company’s Common Stock on a fully-diluted basis, the Company began operating Odyssey Semiconductor’s business of developing high-voltage power switching components and systems, all then directors and officers of the Company resigned and were replaced by the directors and officers of Odyssey Semiconductor.

2019 Private Placements

On June 21 and August 5, 2019, the Company sold an aggregate of 1,776,346 shares of Common Stock at $1.50 per share to accredited investors for aggregate gross and net cash proceeds of $2,664,513 and $2,204,502, respectively. In addition, the Company issued to the Company’s placement agent, Katalyst Securities LLC (“Katalyst”), immediately vested five-year warrants to purchase an aggregate of 155,966 shares of the Company’s Common Stock at an exercise price of $1.50 per share. We also paid Katalyst a cash fee of 10% on funds raised from the investors introduced by Katalyst and a cash fee of 5% on funds raised by us.

On September 24, 2019, the Company sold an aggregate of 149,981 shares of common stock at $1.50 per share to accredited investors for aggregate cash proceeds of $224,972.

Consulting Service

On October 18, 2019, the Company entered into an exclusive two-year consulting agreement with Akash, pursuant to which the Company agreed to provide certain consulting services to Akash in connection with process development and fabrication of GaN-on-Diamond high-electron-mobility transistors and monolithic microwave integrated circuits. The Company will take raw semiconductor materials from Akash and process them into finished devices. Pursuant to the agreement, Akash purchases a total of 24 wafers from the Company during the term of the agreement, at a price of $85,000 per wafer. The Company has three customers whom have entered into a product development agreement with the Company, but Akash is the only one which has placed a product purchase order as of the date hereof.

Corporate Information

Our office address is 9 Brown Road, Ithaca, NY 14850; telephone: (607) 351-9768.

Our corporate website address is https://www.odysseysemi.com/. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Offering

Common Stock Outstanding:	11,159,661 shares (1)

Shares of Common Stock, including Shares of Common Stock underlying Warrants, Offered by Selling Stockholders:	3,415,626 shares (2)

Use of Proceeds:	We will not receive any proceeds from the sale of the Common Stock by the selling stockholders. We would, however, receive proceeds upon the exercise of the warrants held by the selling stockholders which, if such warrants are exercised in full, would be approximately $233,949. Proceeds, if any, received from the exercise of such warrants will be used for working capital and general corporate purposes. No assurances can be given that any of such warrants will be exercised.

Quotation of Common Stock:	Our Common Stock is presently quoted on the OTC Pink under the stock ticker symbol of “ODII”. There is currently no trading activity of our common stock. We intend to apply for the trading of our Common Stock on the OTCQB Market upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that our shares will actually be quoted on the OTCQB Market or, if quoted, that a viable public market will materialize.

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Common Stock.

(1)	As of July 20, 2020; excludes: (i) 155,966 shares of Common Stock underlying the warrants, each exercisable at a price of $1.50 per share, issued to Katalyst Securities LLC (“Katalyst”), the placement agent in its August 2019 Private Placement; and (ii) 1,890,000 shares of Common Stock issuable upon exercise of options at a price of $1.50 per share granted under our 2019 Equity Compensation Plan.

(2)	Includes: (i) 3,259,660 shares of our Common Stock being sold by the Selling Stockholders; and (ii) 155,966 shares of our Common Stock underlying the warrants, each exercisable at a price of $1.50 per share, held by three designees of Katalyst.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to management’s current view with respect to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings, marketing and sales strategies, and business operations. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our limited operating history;
•	our current and future capital requirements;
•	our dependence on business and consumer requirements for the products that we offer;
•	our ability to internally develop products and intellectual property;
•	our ability to maintain and/or protect the validity of our intellectual property;
•	our ability to retain key executive members;
•	interpretations of current laws and the passages of future laws;
•	our dependence on third-party suppliers;
•	acceptance of our business model by investors;
•	the accuracy of our estimates regarding expenses and capital requirements; and
•	our ability to adequately support growth.

All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

The market in which the Company intends to operate in is a highly competitive business environment. The Company’s business is and will continue to be affected by government regulation, economic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the ability to protect intellectual property rights. The Company’s actual results could differ materially from management’s expectations because of changes in such factors. Other factors and risks could also cause actual results to differ from those contained in forward-looking statements. Due to such uncertainties and the risk factors set forth herein, prospective investors are cautioned not to place undue reliance upon such forward-looking statements.

RISK FACTORS

An investment in our Common Stock is speculative and illiquid and involves a high degree of risk, including the risk of a loss of your entire investment. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before purchasing shares of our Common Stock. If any of the following risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of our Common Stock could decline, and you could lose all or a substantial portion of the money that you pay for our Common Stock. The risks and uncertainties described below are not the only ones we are facing. Additional risks and uncertainties not presently known to us or that we deem immaterial may also impair our business operations or financial condition.

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Risks Relating to Our Business, Growth Prospects and Operating Results

We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us. The recent coronavirus outbreak could materially and adversely affect our business.

An outbreak of a new respiratory illness caused by coronavirus disease 2019 (“ COVID-19”) has resulted in millions of infections and hundreds of thousands of deaths worldwide as of the date of filing of this prospectus, and continues to spread across the globe, including within the United States. The outbreak of COVID-19 or by other epidemics could materially and adversely affect our business, financial condition and results of operations. If the spread of the virus worsens in regions in which we have material operations or sales, our business activities originating from affected areas, including sales, manufacturing and supply chain related activities, could be adversely affected. Disruptive activities could include the temporary closure of our facilities and those used in our supply chain processes, restrictions on the shipment of our products, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations.

As events are rapidly changing, we do not know how long the COVID-19 pandemic and the measures that have been introduced to respond to it will disrupt our operations or the full extent of that disruption.  Further, once we are able to restart normal business hours and operations doing so may take time and will involve costs and uncertainty. We also cannot predict how long the effects of COVID-19 and the efforts to contain it will continue to impact our business after the pandemic is under control. Governments could take additional restrictive measures to combat the pandemic that could further impact our business or the economy in the geographies in which we operate. It is also possible that the impact of the pandemic and response on our suppliers, customers and markets will persist for some time after governments ease their restrictions. These measures have negatively impacted, and may continue to impact, our business and financial condition as the responses to control COVID-19 continue.

We are recently formed and are currently operating at a loss. Our lack of operating history makes it difficult to evaluate our business and prospects and may increase the risks associated with an investment in our Shares.

Our initial JR2J business was recently formed in 2016 and we are currently operating at a loss. Therefore, the Company is subject to the risks involved with any speculative early-stage enterprise. There is no assurance that the Company will successfully offer, market and distribute its products or services. The Company may continue to be experiencing net losses and negative cash flows from operations or be marginally profitable. The time required to reach substantial profitability is highly uncertain. There is no assurance that the Company will be able to achieve substantial profitability or that profitability, if achieved, can be sustained on an ongoing basis. There is no assurance that actual cash requirements will not exceed our estimates. Such risks for the Company include, but are not limited to:

•	an evolving, unpredictable and unproven business model;
•	an intensely competitive developing market;
•	rapidly changing technology;
•	managing growth;
•	dependence on key personnel;
•	limited operating capital and limited access to credit; and
•	other unforeseen changes and developments.

In order to address these risks, the Company must, among other things:

•	implement and successfully execute its business strategy;
•	provide superior customer service;
•	respond to competitive developments;
•	attract, retain and motivate qualified personnel; and
•	respond to unforeseen and changing circumstances.

The Company cannot make the assurance that it will succeed in addressing these risks.

We depend on a small number of customers and the loss of one or more major customers could have a material adverse effect on our business, financial condition and results of operations.

During the three months ended March 31, 2020, revenues generated from one customer and for the year ended December 31, 2019, revenues generated from two customers, represented approximately 100% of our total revenue of the respective period. One customer represented 100% of our accounts receivable as of March 31, 2020 and two customers represented 100% of our accounts receivable at December 31, 2019. One customer represented 100% of our contract assets as of March 31, 2020 and December 31, 2019. The loss of one or more of our major customers, or a substantial decrease in demand by any of those customers for our products, could have a material adverse effect on our business, results of operations and financial condition.

We currently have three customers, Akash Systems, Inc. (“Akash”) having the most significant revenue potential. According to our contract with Akash (filed as Exhibit 10.15 to the Registration Statement), we will take raw semiconductor materials from Akash and process them into finished devices. We are currently contracted to complete 24 wafers over 24 months at a price of $85,000 per wafer. We expect an average of approximately $100,000 per month from Akash going forward. The actual amount is likely going to be between $85,000 and $170,000 depending on the number of wafers shipped in a month. We are completing two wafers and expect to receive two more wafers from Akash in the near term. However, if we cannot receive the expected payments from Akash due to the failure to keep their commitment under the agreement, it will have a negative impact on our revenue.

If we do not have access to capital on favorable terms, on the timeline we anticipate, or at all, our financial condition and results of operations could be materially adversely affected.

We currently anticipate that we will have enough cash to fund our operations for the next 12 months; however, we anticipate that over the next three years, until we establish a small scale production of our own products, we will need to raise approximately $5 to 15 million of capital to meet our operating requirements and remain competitive. We anticipate we will routinely incur significant costs to conduct research and development, implement new manufacturing and information technologies, to increase our productivity and efficiency, to upgrade equipment and to expand production capacity, and there can be no assurance that we will realize a return on the capital expended. We also anticipate incurring material amounts of debt to fund these requirements in the future. Significant volatility or disruption in the global financial markets may result in us not being able to obtain additional financing on favorable terms, on the timeline we anticipate, or at all, and we may not be able to refinance, if necessary, any outstanding debt when due, all of which could have a material adverse effect on our financial condition. We currently have no commitments for any additional capital and there can be no assurance that we will receive any such commitments, or that any commitments for capital will be on terms that are acceptable to us. Any inability to obtain additional funding on favorable terms, on the timeline we anticipate, or at all, may cause us to curtail our operations significantly, reduce planned capital expenditures and research and development, or obtain funds through arrangements that management does not currently anticipate, including disposing of our assets and relinquishing rights to certain technologies, the occurrence of any of which may significantly impair our ability to remain competitive. If our operating results falter, our cash flow or capital resources prove inadequate, or if interest rates increase significantly, we could face liquidity problems that could materially and adversely affect our results of operations and financial condition.

If the Company cannot effectively manage growth by implementing and improving its operational and financial systems, the Company’s business, prospects, financial condition and results of operations could be material adverse affected.

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In order to maximize the potential growth in the Company’s market opportunities, the Company may have to expand rapidly and significantly. The impetus for expansion could place a significant strain on the management, operational and financial resources of the Company. In order to manage growth, the Company will be required to implement and continually improve its operational and financial systems, expand operations, attract and retain superior management and train, manage and expand its employee base. The Company can give no assurance that it will effectively manage its operations, that its system, procedures, or controls will adequately support operations or that management of the Company will successfully implement its business plan. If the Company cannot effectively manage growth, the Company’s business, prospects, financial condition and results of operations could be material adverse affected.

Because we are a company with a very limited operating history and revenues and are only minimally capitalized, we have a lack of liquidity and may need additional financing in the future. Additional financing may not be available when needed, which could delay our development or indefinitely postpone it. Our investors could lose some or all of their investment.

We are only minimally capitalized. Therefore, we expect to experience a lack of liquidity for the near future in our operations. We expect to adjust our expenses as necessary to prevent cash flow or liquidity problems. However, we expect we may need additional financing during the next twelve months, which we do not now possess, to fully develop our products and operations. We expect to rely principally upon our ability to raise additional financing, the success of which cannot be guaranteed. If we need additional capital, we may need to identify alternate sources of capital for working capital purposes. To the extent that we experience a substantial lack of liquidity, our development in accordance with our proposed plan may be delayed or indefinitely postponed, our operations could be impaired, we may become unable to maintain or exceed the marginal profitability we have achieved to date, we may fail as an organization, and our investors could lose some or all of their investment.

If our estimates related to expenditures and/or expected revenue are inaccurate, our business may fail.

We estimate that the expenditures we will incur from April 2020 to September 2021 will be approximately $2.7 million, and we currently anticipate that our current cash on hand, grant revenue and customer payments will be sufficient to meet our operating and capital requirements for at least the next 12 months. However, our success is dependent in part upon the accuracy of our management's estimates of expenditures and revenue for the next twelve months and beyond. If such estimates are inaccurate, or we encounter unforeseen expenses and delays or significant unexpected reduction of revenue, we may not be able to carry out our business plan, which could result in the failure of our business.

We may not obtain insurance coverage to adequately cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. There can be no assurance that we will acquire or maintain insurance for certain risks, that the amount of our insurance coverage will be adequate to cover all claims or liabilities, or that we will not be forced to bear substantial costs resulting from risks and uncertainties of business. It also may not be possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations.

If product liability lawsuits are brought against us, we may incur substantial liabilities.

We face a potential risk of product liability as a result of any of the products that we develop, manufacture and/or offer for sale. For example, we may be sued if any product we develop, manufacture and/or sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•      decreased demand for products that we may offer for sale;

•      injury to our reputation;

•      costs to defend the related litigation;

•      a diversion of management’s time and our resources;

•	substantial monetary awards to trial participants or patients; and
•	product recalls, withdrawals or labeling, marketing or promotional restrictions.

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We currently do not maintain any product liability insurance. We may obtain insurance when we commence commercial operations. However, there is no guarantee that we will be able to obtain product liability insurance or that such insurance will be affordable or sufficient. If we are unable to obtain or retain sufficient product liability insurance coverage, it could prevent or inhibit the commercialization of products we develop. Even if we obtain product liability insurance in the future, we may have to pay amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts.

Warranty claims, product liability claims and product recalls could harm our business, results of operations and financial condition.

Manufacturing semiconductors is a highly complex and precise process, requiring production in a tightly controlled, clean environment. Minute impurities in our manufacturing materials, contaminants in the manufacturing environment, manufacturing equipment failures, and other defects can cause our products to be non-compliant with customer requirements or otherwise nonfunctional. We face an inherent business risk of exposure to warranty and product liability claims in the event that our products fail to perform as expected or such failure of our products results, or is alleged to result, in bodily injury or property damage (or both). In addition, if any of our designed products are or are alleged to be defective, we may be required to participate in their recall. A successful warranty or product liability claim against us in excess of our available insurance coverage, if any, and established reserves, or a requirement that we participate in a product recall, could have material adverse effects on our business, results of operations and financial condition. Additionally, in the event that our products fail to perform as expected or such failure of our products results in a recall, our reputation may be damaged, which could make it more difficult for us to sell our products to existing and prospective customers and could materially adversely affect our business, results of operations and financial condition.

Since a defect or failure in our product could give rise to failures in the goods that incorporate them (and claims for consequential damages against our customers from their customers), we may face claims for damages that are disproportionate to the revenue and profits we receive from the products involved. We plan to attempt to limit our liability through our standard terms and conditions of sale and other customer contracts in certain instances; however, there is no assurance that such limitations will be effective. To the extent that we are liable for damages in excess of the revenue and profits we received from the products involved, our results of operations and financial condition could be materially adversely affected.

A significant product defect or product recall could materially and adversely affect our brand image, causing a decline in our sales and profitability, and could reduce or deplete our financial resources.

Provided we are successful in developing and selling our products, any product defect could materially harm our brand image and could force us to conduct a product recall. This could damage our relationships with our customers. A product recall would be particularly harmful to us because we will likely have limited financial and administrative resources to effectively manage a product recall and it would detract management’s attention from implementing our core business strategies. As a result, a significant product defect or product recall could cause a decline in our sales and profitability and could reduce or deplete our financial resources.

Natural disasters and other business disruptions could cause significant harm to our business operations and facilities and could adversely affect our supply chain and our customer base, any of which may materially adversely affect our business, results of operation, and financial condition.

We expect that our manufacturing and other facilities, as well as the operations of our third-party suppliers, are susceptible to losses and interruptions caused by floods, hurricanes, earthquakes, typhoons, and similar natural disasters, as well as power outages, telecommunications failures, industrial accidents, and similar events. The occurrence of natural disasters in any of the regions in which we or our suppliers will operate could severely disrupt the operations of our businesses by negatively impacting our supply chain, our ability to deliver products, and the cost of our products. Such events can negatively impact revenue and earnings and can significantly impact cash flow, both from decreased revenue and from increased costs associated with the event. In addition, these events could cause consumer confidence and spending to decrease. We may carry insurance to generally compensate for losses of the type noted above, however, even if we obtain such insurance it may not be adequate to cover all losses that may be incurred or continue to be available in the affected area at commercially reasonable rates and terms. To the extent any losses from natural disasters or other business disruptions are not covered by insurance, any costs, write-downs, impairments and decreased revenue can materially adversely affect our business, our results of operations and our financial condition.

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We may be subject to litigation from time to time during the normal course of business, which may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of business or otherwise, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our products and business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations.

There is no assurance on the future successful completion of strategic transactions by us to successfully implement our business strategies.

Our ability to complete future strategic transactions could be important to the successful implementation of our business strategies, including our strategies to strengthen our geographic diversity and broaden its customer base. Successful completion of an acquisition or other similar transaction depends on a number of factors that are not entirely within our control, including our ability to negotiate acceptable terms, conclude satisfactory agreements and obtain all necessary regulatory approvals. In seeking to acquire a target company, we may face competition from other companies interested in acquiring the target company that have significantly greater financial and other resources than us. If we need to finance a transaction, we may not be able to obtain the necessary financing on satisfactory terms and within the timeframe that would permit the transaction to proceed. If any of these factors prevents us from completing one or more strategic transactions, we may not be able to expand our business in the manner and on the schedule that we plan. In addition, we may incur significant costs arising from our efforts to engage in strategic transactions. These costs may exceed the returns that we realize from a given transaction. Moreover, these expenditures may not result in the successful completion of a transaction.

Even if we complete one or more strategic transactions, we may be unable to integrate successfully the personnel and operations of a new business or achieve the operational synergies or other benefits that we had anticipated. Moreover, we might fail to discover liabilities of a business or operating or other problems prior to completing a transaction. We could experience adverse accounting and financial consequences, such as the need to make large provisions against the acquired assets or to write down acquired assets. We might also experience a dilutive effect on our earnings. Depending on how any such transaction is structured, there may be an adverse impact on our capital structure. Further, an acquisition could disrupt our ongoing business, distract management and employees or lead to increased expenses.

Risks Related to the Semiconductor Industry

Downturns or volatility in general economic conditions could have a material adverse effect on our business and results of operations.

In recent years, worldwide semiconductor industry sales have tracked the impact of the financial crisis, subsequent recovery and persistent economic uncertainty. We believe that the state of economic conditions in the United States is particularly uncertain due to recent and expected shifts in legislative and regulatory conditions concerning, among other matters, international trade and taxation, and that an uneven recovery or a renewed global downturn may put pressure on our sales due to reductions in customer demand as well as customers deferring purchases. Volatile and/or uncertain economic conditions can adversely impact sales and profitability and make it difficult for us and our competitors to accurately forecast and plan our future business activities. To the extent we incorrectly plan for favorable economic conditions that do not materialize or take longer to materialize than expected, we may face oversupply of our products relative to customer demand. Reduced customer spending may in the future drive us and our competitors, to reduce product pricing, which will result in a negative effect on gross profit. Moreover, volatility in revenue as a result of unpredictable economic conditions may alter our anticipated working capital needs and interfere with our short-term and long-term strategies. To the extent that our sales, profitability and strategies are negatively affected by downturns or volatility in general economic conditions, our business and results of operations may be materially adversely affected.

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The loss of a customer, or a significant reduction in the revenue we generate from any customer, could materially adversely affect our revenue, profitability, and results of operations.

We cannot assure you that any of our customers in the future will not cease purchasing products from us in favor of products produced by other suppliers, significantly reduce orders or seek price reductions in the future, and any such event could have a material adverse effect on our revenue, profitability, and results of operations.

In addition, if a significant portion of our revenue is derived from customers in certain industries, a downturn or lower sales to customers in such industries could materially adversely affect our business and results of operations.

The semiconductor industry is highly cyclical, and significant downturns or upturns in customer demand can materially adversely affect our business and results of operations.

The semiconductor industry is highly cyclical and, as a result, is subject to significant downturns and upturns in customer demand for semiconductors and related products. We cannot accurately predict the timing of future downturns and upturns in the semiconductor industry or how severe and prolonged these conditions might be. Significant downturns often occur in connection with, or in anticipation of, maturing product cycles (for semiconductors and for the end-user products in which they are used) or declines in general economic conditions and can result in reduced product demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices, any of which could materially adversely affect our operating results as a result of increased operating expenses outpacing decreased revenue, reduced margins, underutilization of our manufacturing capacity and/or asset impairment charges. On the other hand, significant upturns can cause us to be unable to satisfy demand in a timely and cost efficient manner. In the event of such an upturn, we may not be able to expand our workforce and operations in a sufficiently timely manner, procure adequate resources and raw materials, or locate suitable third-party suppliers to respond effectively to changes in demand for our existing products or to the demand for new products requested by our customers, and our business and results of operations could be materially and adversely affected.

Rapid innovation and short product life cycles in the semiconductor industry can result in price erosion of older products, which may materially adversely affect our business and results of operations.

The semiconductor industry is characterized by rapid innovation and short product life cycles, which often results in price erosion, especially with respect to products containing older technology. Products are frequently replaced by more technologically advanced substitutes and, as demand for older technology falls, the price at which such products can be sold drops, in some cases precipitously. In addition, our and our competitors’ excess inventory levels can accelerate general price erosion.

Shortages or increased prices of raw materials could materially adversely affect our results of operations.

Our manufacturing processes will rely on many raw materials. Generally, we expect that our agreements with suppliers of raw materials will impose no minimum or continuing supply obligations, and we will obtain our raw materials and supplies from a large number of sources on a just-in-time basis. From time to time, suppliers of raw materials may extend lead times, limit supplies or increase prices due to capacity constraints or other factors beyond our control. Shortages could occur in various essential raw materials due to interruption of supply or increased demand. If we are unable to obtain adequate supplies of raw materials in a timely manner, the costs of our raw materials increases significantly, their quality deteriorates or they give rise to compatibility or performance issues in our products, our results of operations could be materially adversely affected.

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Our facilities and processes may be interdependent and an operational disruption at any particular facility could have a material adverse effect on our ability to produce our products, which would materially adversely affect our business and results of operations.

We may utilize an integrated manufacturing platform in which multiple facilities may each produce one or more components necessary for the assembly of a single product. If we do, an operational disruption at a facility toward the front-end of our manufacturing process may have a disproportionate impact on our ability to produce our products. For example, if our multiple facilities rely predominantly on one third-party for manufacturing at the front-end of its manufacturing process, in the event of any operational disruption, natural or man-made disaster or other extraordinary event at such third-party facility, we may be unable to effectively source replacement components on acceptable terms from qualified third parties, in which case our ability to produce our products could be materially disrupted or delayed.

Conversely, if our facilities are single source facilities that only produce one of our end-products, a disruption at any such facility would materially delay or cease production of the related product. In the event of any such operational disruption, we may experience difficulty in beginning production of replacement components or products at new facilities (for example, due to construction delays) or transferring production to other existing facilities (for example, due to capacity constraints or difficulty in transitioning to new manufacturing processes), any of which could result in a loss of future revenues and materially adversely affect our business and results of operations.

If we are unable to protect the intellectual property we use, our business, results of operations and financial condition could be materially adversely affected.

The enforceability of any patents, trademarks, copyrights, software licenses and other IP we own may be uncertain in certain circumstances. Effective IP protection may be unavailable, limited or not applied for in the U.S. and internationally. The various laws and regulations governing registered and unregistered IP assets, patents, trade secrets, trademarks, mask works and copyrights to protect products and technologies are subject to legislative and regulatory change and interpretation by courts. With respect to our IP generally, we cannot assure you that:

•	any of the U.S. or foreign patents and pending patent applications that we may employ in our business will not lapse or be invalidated, circumvented, challenged, abandoned or licensed to others;
•	any of our pending or future patent applications will be issued or have the coverage originally sought;
•	any of the trademarks, copyrights, trade secrets, know-how or mask works that we employ or will employ in our business will not lapse or be invalidated, circumvented, challenged, abandoned or licensed to others; or
•	any of our pending or future trademark, copyright, or mask work applications will be issued or have the coverage originally sought.

If we seek to enforce our rights, we may be subject to claims that the IP right is invalid, is otherwise not enforceable or is licensed to the party against whom we are asserting a claim. In addition, our assertion of IP rights may result in the other party seeking to assert alleged IP rights of its own against us, which may materially adversely impact our business. An unfavorable ruling in these sorts of matters could include money damages or an injunction prohibiting us from manufacturing or selling one or more products, which could in turn negatively affect our business, results of operations or cash flows.

In addition, some of our products and technologies may not be covered by any patents or pending patent applications. We intend to protect our proprietary technologies, including technologies that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors’ rights agreements with our collaborators, advisors, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that persons or institutions will not assert rights to IP arising out of our research. Should we be unable to protect our IP, competitors may develop products or technologies that duplicate our products or technologies, benefit financially from innovations for which we bore the costs of development and undercut the sales and marketing of our products, all of which could have a material adverse effect on our business, results of operations and financial condition.

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If our technologies are subject to claims of infringement on the intellectual property rights of third parties, efforts to address such claims could have a material adverse effect on our results of operations.

We may from time to time be subject to claims that we may be infringing third-party intellectual property (“IP”) rights. If necessary or desirable, we may seek licenses under such IP rights. However, we cannot assure you that we will obtain such licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third-party for IP we use could cause us to incur substantial liabilities or to suspend the manufacture or shipment of products or our use of processes requiring such technologies. Further, we may be subject to IP litigation, which could cause us to incur significant expense, materially adversely affect sales of the challenged product or technologies and divert the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor. In the event of an adverse outcome in any such litigation, we may be required to:

•	pay substantial damages;
•	indemnify customers or distributors;
•	cease the manufacture, use, sale or importation of infringing products;
•	expend significant resources to develop or acquire non-infringing technologies;
•	discontinue the use of processes; or
•	obtain licenses, which may not be available on reasonable terms, to the infringing technologies.

The outcome of IP litigation is inherently uncertain and, if not resolved in our favor, could materially and adversely affect our business, financial condition and results of operations.

We may be unable to maintain manufacturing efficiency, which could have a material adverse effect on our results of operations.

We believe that our success will materially depend on our ability to maintain or improve our margin levels related to manufacturing. Semiconductor manufacturing requires advanced equipment and significant capital investment, leading to high fixed costs, which include depreciation expense. Manufacturing semiconductor components also involves highly complex processes that we and our competitors are continuously modifying to improve yields and product performance. In addition, impurities, waste or other difficulties in the manufacturing process can lower production yields. Our manufacturing efficiency will be an important factor in our future profitability, and we cannot assure you that we will be able to manufacture efficiently, increase manufacturing efficiency to the same extent as our competitors, or be successful in our manufacturing rationalization plans. If we are unable to utilize manufacturing and testing facilities at expected levels, or if production capacity increases while revenue does not, the fixed costs and other operating expenses associated with these facilities will not be fully absorbed, resulting in higher average unit costs and lower gross profits, which could have a material adverse effect on our results of operations.

The failure to successfully implement cost reduction initiatives, including through restructuring activities, could materially adversely affect our business and results of operations.

From time to time, we may implement cost reduction initiatives in response to significant downturns in our industry, including relocating manufacturing to lower cost regions, transitioning higher-cost external supply to internal manufacturing, working with our material suppliers to lower costs, implementing personnel reductions and voluntary retirement programs, reducing employee compensation, temporary shutdowns of facilities with mandatory vacation and aggressively streamlining our overhead.

We cannot assure you that any cost reduction initiatives will be successfully or timely implemented or that they will materially and positively impact profitability.

If we are unable to identify and make the substantial research and development investments required to remain competitive in our business, our business, financial condition and results of operations may be materially adversely affected.

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The semiconductor industry requires substantial investment in research and development in order to develop and bring to market new and enhanced technologies and products. The development of new products is a complex and time-consuming process and often requires significant capital investment and lead time for development and testing. We cannot assure you that we will have sufficient resources to maintain the level of investment in research and development that is required to remain competitive.

In addition, the lengthy development cycle for our products will limit our ability to adapt quickly to changes affecting the product markets and requirements of our customers and end-users. There can be no assurance that we will win competitive bid selection processes, known as “design wins,” for new products. In addition, design wins do not guarantee that we will make customer sales or that we will generate sufficient revenue to recover design and development investments, as expenditures for technology and product development are generally made before the commercial viability for such developments can be assured. There is no assurance that we will realize a return on the capital expended to develop new products, that a significant investment in new products will be profitable or that we will have margins as high as we anticipate at the time of investment or have experienced historically. To the extent that we underinvest in our research and development efforts, or that our investments and capital expenditures in research and development do not lead to sales of new products, we may be unable to bring to market technologies and products that are attractive to our customers, and as a result our business, financial condition and results of operations may be materially adversely affected.

We may be unable to develop new products to satisfy changing customer demands or regulatory requirements, which may materially adversely affect our business and results of operations.

The semiconductor industry is characterized by rapidly changing technologies, evolving regulatory and industry standards and certifications, changing customer needs and frequent new product introductions. Our success will be largely dependent on our ability to accurately predict, identify and adapt to changes affecting the requirements of our customers in a timely and cost-effective manner. Additionally, the emergence of new industry or regulatory standards and certification requirements may adversely affect the demand for our products. We plan to focus our new product development efforts on market segments and applications that we anticipate will experience growth, but there can be no assurance that we will be successful in identifying high-growth areas or develop products that meet industry standards or certification requirements in a timely manner. A fundamental shift in technologies, the regulatory climate or consumption patterns and preferences in our existing product markets or the product markets of our customers or end-users could make our current products obsolete, prevent or delay the introduction of new products that we planned to make or render our current or new products irrelevant to our customers’ needs. If our new product development efforts fail to align with the needs of our customers, including due to circumstances outside of our control like a fundamental shift in the product markets of our customers and end users or regulatory changes, our business and results of operations could be materially adversely affected.

Uncertainties regarding the timing and amount of customer orders could lead to excess inventory and write-downs of inventory that could materially adversely affect our financial condition and results of operations.

We expect that our sales will be typically made pursuant to individual purchase orders or customer agreements, and we do not expect to have long-term supply arrangements with our customers requiring a commitment to purchase. We expect that the agreements with our customers may allow them to cancel orders prior to shipment for standard products and, generally prior to start of production for custom products without incurring a penalty. We anticipate to routinely generate inventory based on customers’ estimates of end-user demand for their products, which is difficult to predict. In times of under supply for certain products, some customers could respond by inflating their demand signals. As markets level off and supply capacity begins to match actual market demands, we could experience an increased risk of inventory write-downs, which may materially adversely affect our results of operations and our financial condition. In addition, our customers may change their inventory practices on short notice for any reason. Furthermore, short customer lead times are standard in the industry due to overcapacity. The cancellation or deferral of product orders, the return of previously sold products, or overproduction of products due to the failure of anticipated orders to materialize could result in excess obsolete inventory, which could result in write-downs of inventory or the incurrence of significant cancellation penalties under our arrangements with our raw materials and equipment suppliers. Unsold inventory, canceled orders and cancellation penalties may materially adversely affect our results of operations, and inventory write-downs, which may materially adversely affect our financial condition.

15

Our customers may require our products to undergo a lengthy and expensive qualification process without any assurance of product sales.

Prior to purchasing our products, our customers may require that our products undergo an extensive qualification process, which involves testing of the products in the customer's system as well as rigorous reliability testing. This qualification process may continue for a few months or longer. However, qualification of a product by a customer does not ensure any sales of the product to that customer. Even after successful qualification and sales of a product to a customer, a subsequent revision to the product or software, changes in the product’s manufacturing process or the selection of a new supplier by us may require a new qualification process, which may result in delays and in us holding excess or obsolete inventory. After our products are qualified, it can take an additional few months or more before the customer commences volume production of components or devices that incorporate our products. Despite these uncertainties, we will devote substantial resources, including design, engineering, sales, marketing and management efforts, toward qualifying our products with customers in anticipation of sales. If we are unsuccessful or delayed in qualifying any of our products with a customer, such failure or delay would preclude or delay sales of such product to the customer, which may impede our growth and cause our business to suffer.

Our products are based on novel Gallium Nitride (GaN) processing technology, which makes it difficult to predict the time and cost of product development.

Our products are based on novel GaN processing technology. Our future success depends on the successful development of high-voltage power switching components and systems based on GaN processing technology. There can be no assurance that any development problems we experience in the future related to our products will not cause significant delays or unanticipated costs, or that such development problems can be solved. We may also experience delays in developing a sustainable, reproducible and manufacturing process, which may prevent us from commercializing our products on a timely or profitable basis, if at all.

The semiconductor industry is highly competitive, and our inability to compete effectively could materially adversely affect our business and results of operations.

The semiconductor industry is highly competitive, and our ability to compete successfully depends on elements both within and outside of our control. We will face significant competition from major global semiconductor companies as well as smaller companies focused on specific market niches. In addition, companies not currently in direct competition with us may introduce competing products in the future.

Our inability to compete effectively could materially adversely affect our business and results of operations. Products or technologies developed by competitors that are larger and have more substantial research and development budgets, or that are smaller and more targeted in their development efforts, may render our products or technologies obsolete or noncompetitive. We also may be unable to market and sell our products if they are not competitive on the basis of price, quality, technical performance, features, system compatibility, customized design, innovation, availability, delivery timing and reliability. If we fail to compete effectively on developing strategic relationships with customers and customer sales and technical support, our sales and revenue may be materially adversely affected. Competitive pressures may limit our ability to raise prices, and any inability to maintain revenue or raise prices to offset increases in costs could have a significant adverse effect on our gross margin. Reduced sales and lower gross margins would materially adversely affect our business and results of operations.

The semiconductor industry has experienced rapid consolidation and our inability to compete with large competitors or failure to identify attractive opportunities to consolidate may materially adversely affect our business.

The semiconductor industry is characterized by the high costs associated with developing marketable products and manufacturing technologies as well as high levels of investment in production capabilities. As a result, the semiconductor industry has experienced, and may continue to experience, significant consolidation among companies and vertical integration among customers. Larger competitors resulting from consolidations may have certain advantages over us, including, but not limited to: substantially greater financial and other resources with which to withstand adverse economic or market conditions and pursue development, engineering, manufacturing, marketing and distribution of their products; longer independent operating histories; presence in key markets; patent protection; and greater name recognition. In addition, we may be at a competitive disadvantage to our peers if we fail to identify attractive opportunities to acquire companies to expand our business. Consolidation among our competitors and integration among our customers could erode our market share, negatively impact our capacity to compete and require us to restructure our operations, any of which would have a material adverse effect on our business.

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We will be dependent on the services of third-party suppliers and contract manufacturers, and any disruption in or deterioration of the quality of the services delivered by such third parties could materially adversely affect our business and results of operations.

We plan to use third-party contractors for certain of our manufacturing activities. Our agreements with these manufacturers may require us to commit to purchase services based on forecasted product needs, which may be inaccurate, and, in some cases, require longer-term commitments. We will be also dependent upon a limited number of highly specialized third-party suppliers for required components and materials for certain of our key technologies. Arranging for replacement manufacturers and suppliers can be time consuming and costly, and the number of qualified alternative providers can be extremely limited. Our business operations, productivity and customer relations could be materially adversely affected if these contractual relationships were disrupted or terminated, the cost of such services increased significantly, the quality of the services provided deteriorated or our forecasted needs proved to be materially incorrect.

Our potential future global operations may subject us to risks inherent in doing business on a global level that could adversely impact our business, financial condition and results of operations.

We anticipate that a certain amount of our total revenue may be derived from countries outside of the United States, and we might maintain certain operations in these regions. In addition, we may rely on a number of contract manufacturers whose operations are primarily located in outside of the United States. Risks inherent in doing business on a global level include, among others, the following:

•	economic and geopolitical instability (including as a result of the threat or occurrence of armed international conflict or terrorist attacks);
•	changes in regulatory requirements, international trade agreements, tariffs, customs, duties and other trade barriers;
•	licensing requirements for the import or export of certain products;
•	exposure to different legal standards, customs, business practices, tariffs, duties and other trade barriers, including changes with respect to price protection, competition practices, IP, anti-corruption and environmental compliance, trade and travel restrictions, pandemics, import and export license requirements and restrictions, and accounts receivable collections;
•	transportation and other supply chain delays and disruptions;
•	power supply shortages and shutdowns;
•	difficulties in staffing and managing foreign operations, including collective bargaining agreements and workers councils, exposure to foreign labor laws and other employment and labor issues;
•	currency fluctuations;
•	currency convertibility and repatriation;
•	taxation of our earnings and the earnings of our personnel;
•	limitations on the repatriation of earnings and potential additional taxation of foreign profits in the U.S.;
•	potential violations by our international employees or third-party agents of international or U.S. laws relevant to foreign operations (e.g., the Foreign Corrupt Practices Act (“FCPA”));
•	difficulty in enforcing intellectual property rights; and
•	other risks relating to the administration of or changes in, or new interpretations of, the laws, regulations and policies of the jurisdictions in which we conduct our business.

We cannot assure you that we will be successful in overcoming the risks that relate to or arise from operating in international markets, the materialization of any of which could materially adversely affect our business, financial condition and results of operations.

Changes in tariffs or other government trade policies may materially adversely affect our business and results of operations, including by reducing demand for our products.

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The imposition of tariffs and trade restrictions as a result of international trade disputes or changes in trade policies may adversely affect our sales and profitability. For example, in 2018 and 2019, the U.S. government imposed and proposed, among other actions, new or higher tariffs on specified imported products originating from China in response to what it characterizes as unfair trade practices, and China has responded by imposing and proposing new or higher tariffs on specified products including some semiconductors fabricated in the United States. There can be no assurance that a broader trade agreement will be successfully negotiated between the United States and China to reduce or eliminate these tariffs. These tariffs, and the related geopolitical uncertainty between the United States and China, may cause decreased end-market demand for our products from distributors and other customers, which could have a material adverse effect on our business and results of operations. For example, certain of our future foreign customers may respond to the imposition of tariffs or threat of tariffs on products we produce by delaying purchase orders, purchasing products from our competitors or developing their own products. Ongoing international trade disputes and changes in trade policies could also impact economic activity and lead to a general contraction of customer demand. In addition, tariffs on components that we may import from China or other nations that have imposed, or may in the future impose, tariffs will adversely affect our profitability unless we are able to exclude such components from the tariffs or we raise prices for our products, which may result in our products becoming less attractive relative to products offered by our competitors. Future actions or escalations by either the United States or China that affect trade relations may also impact our business, or that of our suppliers or customers, and we cannot provide any assurances as to whether such actions will occur or the form that they may take. To the extent that our sales or profitability are negatively affected by any such tariffs or other trade actions, our business and results of operations may be materially adversely affected.

Changes in government trade policies could limit our ability to sell our products to certain customers, which may materially adversely affect our sales and results of operations.

The U.S. Congress or U.S. regulatory authorities may take administrative, legislative or regulatory action that could materially interfere with our ability to make sales, particularly in China. We could experience unanticipated restrictions on our ability to sell to certain foreign customers where sales of products and the provision of services may require export licenses or are prohibited by government action. For example, the U.S. Department of Commerce could ban the export of U.S. products to foreign customers. The terms and duration of any such restrictions may not be known to us in advance and may be subject to ongoing modifications. Even to the extent such restrictions are subsequently lifted, any financial or other penalties imposed on affected foreign customers could have a negative impact on future orders. Such foreign customers may also respond to sanctions or the threat of sanctions by developing their own solutions or adopting alternative solutions or competitors’ solutions. The loss or temporary loss of customers as a result of such future regulatory limitations could materially adversely affect our sales, business and results of operations.

We may be unable to attract and retain highly skilled personnel.

Our success depends on our ability to attract, motivate and retain highly skilled personnel, including research, technical, marketing, management and staff personnel. In the semiconductor industry, the competition for qualified personnel, particularly experienced design engineers and other technical employees, is intense, particularly when the business cycle is improving. During such periods, competitors may try to recruit our most valuable technical employees. Moreover, there can be no assurance that we will be able to retain our current personnel or recruit the key personnel we require. Loss of the services of, or failure to effectively recruit, qualified personnel, including senior managers, could have a material adverse effect on our competitive position and on our business.

Environmental and health and safety liabilities and expenditures could materially adversely affect our results of operations and financial condition.

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Our future manufacturing operations may be subject to various environmental laws and regulations relating to the management, disposal and remediation of hazardous substances and the emission and discharge of pollutants into the air, water and ground, and we may be identified as either a primary responsible party or a potentially responsible party at sites where we or our predecessors operated or disposed of waste in the past. Our operations may also be subject to laws and regulations relating to workplace safety and worker health, which, among other requirements, regulate employee exposure to hazardous substances. We do not currently maintain environmental insurance to cover certain claims related to historical contamination and future releases of hazardous substances. Moreover, we cannot assure you that even if such insurance is purchased, that it will cover any or all of our material environmental costs. In addition, the nature of our future operations may expose us to the continuing risk of environmental and health and safety liabilities including:

•	changes in U.S. and international environmental or health and safety laws or regulations, including, but not limited to, future laws or regulations imposed in response to climate change concerns;
•	the manner in which environmental or health and safety laws or regulations will be enforced, administered or interpreted;
•	our ability to enforce and collect under indemnity agreements and insurance policies relating to environmental liabilities;
•	the cost of compliance with future environmental or health and safety laws or regulations or the costs associated with any future environmental claims, including the cost of clean-up of currently unknown environmental conditions; or
•	the cost of fines, penalties or other legal liability, should we fail to comply with environmental or health and safety laws or regulations.

To the extent that we face unforeseen environmental or health and safety compliance costs or remediation expenses or liabilities that are not covered by insurance, we may bear the full effect of such costs, expense and liabilities, which could materially adversely affect our results of operations and financial condition.

We may be subject to disruptions or breaches of our secured network that could irreparably damage our reputation and our business, expose us to liability and materially adversely affect our results of operations.

We may routinely collect and store sensitive data, including IP and other proprietary information about our business and our customers, suppliers and business partners. The secure processing, maintenance and transmission of this information will be critical to our operations and business strategy. We may be subject to disruptions or breaches of our secured network caused by computer viruses, illegal hacking, criminal fraud or impersonation, acts of vandalism or terrorism or employee error. Our security measures and/or those of our third-party service providers and/or customers may not detect or prevent such security breaches. The costs to us to reduce the risk of or alleviate cyber security breaches and vulnerabilities could be significant, and our efforts to address these problems may not be successful and could result in interruptions and delays that may materially impede our sales, manufacturing, distribution or other critical functions. Any such compromise of our information security could result in the misappropriation or unauthorized publication of our confidential business or proprietary information or that of other parties with which we do business, an interruption in our operations, the unauthorized transfer of cash or other of our assets, the unauthorized release of customer or employee data or a violation of privacy or other laws. In addition, computer programmers and hackers also may be able to develop and deploy viruses, worms and other malicious software programs that attack our systems, or that otherwise exploit any security vulnerabilities, and any such attack, if successful, could expose us to liability to customer claims. Any of the foregoing could irreparably damage our reputation and business, which could have a material adverse effect on our results of operations.

Sales through distributors and other third parties will expose us to risks that, if realized, could have a material adverse effect on our results of operations.

We may sell a significant portion of our products through distributors. Distributors may sell products that compete with our products, and we may need to provide financial and other incentives to focus distributors on the sale of our products. We may rely on one or more key distributors for a product, and the loss of these distributors could reduce our revenue. Distributors may face financial difficulties, including bankruptcy, which could harm our collection of accounts receivable and financial results. Violations of the FCPA or similar laws by distributors or other third-party intermediaries could have a material impact on our business. Failure to manage risks related to our use of distributors may reduce sales, increase expenses, and weaken our competitive position, any of which could have a material adverse effect on our results of operations.

The failure to comply with the terms and conditions of our contracts could result in, among other things, damages, fines or other liabilities.

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We expect to have a diverse customer base consisting of both private sector clients and public sector clients, including the U.S. government. Sales to our private sector clients are generally expected to be based on stated contractual terms, the terms and conditions on our website or terms contained in purchase orders on a transaction-by-transaction basis. Sales to our public sector clients are generally expected to be derived from sales to federal, state and local governmental departments and agencies through various contracts and programs, which may require compliance with regulations covering many areas of our operations, including, but not limited to, accounting practices, IP rights, information handling, and security. Noncompliance with contract terms, particularly with respect to highly-regulated public sector clients, or with government procurement regulations could result in fines or penalties against us, termination of such contracts or civil, criminal and administrative liability to the Company. With respect to public sector clients, the government’s remedies may also include suspension or debarment from future government business.  The effect of any of these possible actions or the adoption of new or modified procurement regulations or practices could materially adversely affect our business, financial position and results of operations.

Risk Related To Our Common Stock

An investment in our company should be considered illiquid.

An investment in the Company requires a long-term commitment, with no certainty of return. Because we did not become an SEC reporting company by the traditional means of conducting an initial public offering of our Common Stock, we may be unable to establish a liquid market for our Common Stock. Moreover, we do not expect security analysts of brokerage firms to provide coverage of the Company in the near future. In addition, investment banks may be less likely to agree to underwrite primary or secondary offerings on behalf of the Company or its stockholders in the future than they would if we were to become a public reporting company by means of an initial public offering of common stock. If all or any of the foregoing risks occur, it would have a material adverse effect on the Company. Even if the Company become a publicly-listed company, of which no assurances can be given, we cannot predict whether an active market for its Common Stock will ever develop in the future. The lack of an active market impairs purchasers of the Company’s Common Stock at the time they wish to sell their shares or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of the Company’s Common Stock.

Our Common Stock is currently quoted on the OTC Pink, and therefore you may experience difficulties to sell your shares.

Our Common Stock is presently quoted on the OTC Pink and there is currently no trading activity of our common stock. We plan to apply for the trading of our common stock on the OTCQB; however, we cannot provide assurance that our shares will actually be quoted on the OTCQB, or, if quoted, that a viable public market will materialize or be sustained.

If for any reason our Common Stock does not become eligible for quotation on the OTCQB or a public trading market does not develop, purchasers of shares of our Common Stock may have difficulty selling their shares should they desire to do so. If our Common Stock remains being quoted on the OTC Pink, the shares of the Common Stock being offered hereby must be sold at a specified fixed price of $1.50 per share during the duration of the offering and accordingly would be more difficult for a holder of such shares to dispose of. The above-described rules may materially adversely affect the liquidity of our securities.

Our Common Stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

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The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Pink does not meet such requirements and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed penny stocks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock should our Common Stock remains being quoted on OTC Pink, and therefore stock holders may have difficulty selling their shares.

FINRA sales practice requirements may also limit an investor’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability that such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit an investor’s ability to buy and sell shares of Common Stock, have an adverse effect on the market for our Common Stock, and thereby depress the price of our Common Stock. In addition, it has been more difficult in recent years for holders of “penny stocks” to deposit their shares with brokerage firms, which may limit any shareholder’s ability to sell shares of our stock.

The shares of our Common Stock may experience dilution by exercises of outstanding warrants and options.

As of the date hereof, we have outstanding warrants to purchase an aggregate of 155,966 shares of our Common Stock at a price of $1.50 per share, and options to purchase an aggregate of 1,890,000  shares of our Common Stock at a price of $1.50 per share. In addition, there are 610,000   shares available to be issued in the future under the Amended and Restated 2019 Equity Compensation Plan. The exercise of such outstanding options and warrants, as well as any future issuance of other warrants and options, will result in substantial dilution of the investment of our shareholders. In addition, our shareholders may experience additional dilution if we issue Common Stock in the future for additional capital raises. Any of such dilution may have adverse effect on the price of our Common Stock.

Substantial resale of restricted securities may depress the market price of our securities.

There are 11,159,661 shares of our Common Stock of presently issued and outstanding as of the date hereof that are “restricted securities” as that term is defined under the Securities Act. These securities may be sold in compliance with Rule 144 promulgated under the Securities Act (“Rule 144”), or pursuant to a registration statement filed under the Securities Act. The sale of a large number of shares of our Common Stock in the open market pursuant to Rule 144, once eligible, could harm the market price of our Common Stock.

Effect on stock price resulting from a significant number of shares of Common Stock eligible for sale upon effectiveness of the registration statement of which this prospectus is a part.

Following the effectiveness of the registration statement of which this prospectus is a part, a large number of shares of Common Stock will be available for sale in the public market, which could harm the market price of our Common Stock. Further, other than shares registered in the registration statement, shares of Common Stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on our Common Stock as well.

We are an “emerging growth company,” and will be able take advantage of reduced disclosure requirements applicable to “emerging growth companies,” which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and, for as long as we continue to be an “emerging growth company,” we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an “emerging growth company,” we have chosen to take advantage of the extended transition period for complying with new or revised accounting standards, which will allow us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Accordingly, our financial statements may not be comparable to companies that comply with all public company accounting standards which could impact the valuation of our securities.

We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We cannot predict if investors will find our Common Stock less attractive if we choose to rely on these exemptions. If some investors find our Common Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

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We will incur significantly increased costs and devote substantial management time as a result of operating as a public company particularly after we are no longer an “emerging growth company.”

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will be required to comply with certain of the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the Securities and Exchange Commission, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. We are just beginning the process of compiling the system and processing documentation needed to comply with such requirements.  We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. In that regard, we currently do not have an internal audit function, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

After we are no longer an “emerging growth company,” we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our company.

Proper systems of internal controls over financial accounting and disclosure are critical to the operation of a public company. As we are a start-up company, we are at the very early stages of establishing, and we may be unable to effectively establish such systems, especially in light of the fact that we expect to operate as a publicly reporting company. This would leave us without the ability to reliably assimilate and compile financial information about the Company and significantly impair our ability to prevent error and detect fraud, all of which would have a negative impact on the Company from many perspectives.

Moreover, we do not expect that disclosure controls or internal control over financial reporting, even if established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely impact us.

We may be unable to complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our Common Stock.

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We may be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by our management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of the registration statement of which this prospectus is a part. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

If we are unable to assert that our internal control over financial reporting is effective, or, if applicable, our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our Common Stock to decline, and we may be subject to investigation or sanctions by the SEC. We will also be required to disclose changes made in our internal control and procedures on a quarterly basis.

However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the recently enacted JOBS Act, if we take advantage (as we expect to do) of the exemptions contained in the JOBS Act. We will remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 30.

At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in our internal control over financial reporting in the future. Any of the foregoing occurrences, should they come to pass, could negatively impact the public perception of our company, which could have a negative impact on our stock price.

Our officers and directors have significant control over shareholder matters.

Our officers and directors own approximately 50.514% of the Company’s outstanding Common Stock, and thus collectively have significant control over shareholder matters, such as election of directors, amendments to our Articles of Incorporation, and approval of significant corporate transactions. As a result, the Company’s minority shareholders will have little or no control over our affairs.

We do not currently intend to pay dividends on our Common Stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We have never declared or paid cash dividends on our Common Stock and do not anticipate paying any cash dividends to holders of our Common Stock in the foreseeable future. Consequently, investors must rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Upon dissolution of the Company, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the proceeds and/or assets of the Company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the stockholders of Common Stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of Common Stock, or any amounts, upon such a liquidation, dissolution or winding-up of our Company. In this event, you could lose some or all of your investment.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholders named in this prospectus. All proceeds from the sale of the Common Stock will be paid directly to the selling stockholders. We would, however, receive proceeds upon the exercise of the warrants held by the selling stockholders which, if such warrants are exercised in full would be approximately $233,949. Proceeds, if any, received from the exercise of such warrants will be used for working capital and general corporate purposes. No assurances can be given that any of such warrants will be exercised.

DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly those under “Risk Factors.” Dollars in tabular format are presented in thousands, except per share data, or otherwise indicated. When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to Odyssey Semiconductor Technologies, Inc., a Delaware corporation, collectively with its wholly-owned subsidiary, Odyssey Semiconductor, Inc, a Delaware corporation.

OVERVIEW

Odyssey Semiconductor Technologies, Inc. (the “Company”) was formed as a Delaware corporation on April 12, 2019. The Company acquired its wholly-owned subsidiary, Odyssey Semiconductor, Inc., a Delaware corporation (“Odyssey Semiconductor”), on June 21, 2019. Odyssey Semiconductor commenced business operations on June 17, 2019 when it acquired its wholly-owned subsidiary, JR2J LLC (“JR2J”), from its founders, Richard Brown and James Shealy, in exchange for shares of Odyssey Semiconductor. The Company mainly operates its business through Odyssey Semiconductor and does not plan to operate JR2J after it completes certain work that JR2J had contracted in the past.

We are a semiconductor device company developing revolutionary high-voltage power switching components and systems based on proprietary Gallium Nitride (GaN) processing technology. The premium power switching device market, which is described as applications where silicon-based (Si) systems perform insufficiently, is projected to reach over $3.5 billion by 2025 and is currently dominated by the semiconductor material silicon carbide (SiC). GaN-based systems outperform Si and SiC based systems in every way due to the superior material properties of GaN. However, GaN devices have, to-date proven difficult to process using standard semiconductor processing methods that are used to create Si and SiC based devices. We have developed a novel processing modification that allows GaN to be processed in a manner that for the first time, makes high voltage GaN power switching devices viably manufacturable. Our mission is to disrupt the rapidly growing premium power switching device market using our newly developed GaN high voltage power transistor for switching applications.

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RECENT DEVELOPMENTS

Reverse Recapitalization

On June 21, 2019, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Odyssey Semiconductor and 100% of the stockholders of Odyssey Semiconductor (the “Semiconductor Stockholders”), pursuant to which the Semiconductor Stockholders agreed to transfer an aggregate of 5,666,667 shares of common stock of Odyssey Semiconductor to the Company in exchange for the Company’s issuance of an aggregate of 5,666,667 shares of the Company’s Common Stock to the Semiconductor Stockholders (the “Share Exchange”). As of June 21, 2019, Odyssey Semiconductor became a wholly-owned subsidiary of the Company, the Semiconductor Stockholders beneficially owned approximately 61.37% of the Company’s Common Stock on a fully-diluted basis, the Company began operating Odyssey Semiconductor’s business of developing high-voltage power switching components and systems, all then directors and officers of the Company resigned and were replaced by the directors and officers of Odyssey Semiconductor.

2019 Private Placements

On June 21 and August 5, 2019, the Company sold an aggregate of 1,776,346 shares of Common Stock at $1.50 per share to accredited investors for aggregate gross and net cash proceeds of $2,664,513 and $2,204,502, respectively. In addition, the Company issued to the Company’s placement agent, Katalyst Securities LLC (“Katalyst”), immediately vested five-year warrants to purchase an aggregate of 155,966 shares of the Company’s Common Stock at an exercise price of $1.50 per share. We also paid Katalyst a cash fee of 10% on funds raised from the investors introduced by Katalyst and a cash fee of 5% on funds raised by us.

On September 24, 2019, the Company sold an aggregate of 149,981 shares of common stock at $1.50 per share to accredited investors for aggregate cash proceeds of $224,972.

Governmental Assistance

Paycheck Protection Program

On May 1, 2020, the Company received loan proceeds in the amount of approximately $211,000 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, as amended (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of such qualifying business. The loans and accrued interest are forgivable after certain time periods further defined in the CARES Act (“Covered Period”) as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the Covered Period.

The unforgiven portion of the PPP loan, if any, is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company intends to use the proceeds for purposes consistent with the PPP. While the Company currently believes that its use of the loan proceeds will meet the conditions for forgiveness of the loan, there can be no assurance that the Company will not take actions that could cause the Company to be ineligible for forgiveness of the loan, in whole or in part.

Economic Injury Disaster Loan Advance

On May 1, 2020, the Company received an advance in the amount of $10,000 from the U.S. Small Business Administration (“SBA”) under the Economic Injury Disaster Loan (“EIDL”) program administered by the SBA, which program was expanded pursuant to the CARES Act. Such advance amount will reduce the Company’s PPP loan forgiveness amount described above.

Tomkins County Area Development Loan

 On May 27, 2020, the Company received loan proceeds in the amount of $50,000 from the Tomkins County Area Development (“TCAD”) Emergency Relief Loan Fund. The loan matures after four years and bears interest in the amount of 2.5% per annum, with one year of no interest or principal payments, followed by three years of monthly payments of principal and interest in the amount of $1,443 per month. The loan is collateralized against certain assets of the Company.

Registration Rights Agreement

We have entered into registration rights agreements with the selling stockholders, pursuant to we agreed to file a registration statement to register the resale of their shares and/or shares of common stock issuable upon the exercise of the placement agent warrants prior to November 18, 2019 and cause the registration statement to be declared effective by the SEC within 120 calendar days after the filing date (i.e. March 14, 2020). The registration statement was declared effective by the SEC on February 14, 2020. In addition, pursuant to the registration rights agreements, we are required to use our commercially reasonable efforts to keep the registration statement effective for a period of two years after the effective date or for such shorter period ending on the date on which all registrable shares have been transferred.

Consulting Service

On October 18, 2019, the Company entered into an exclusive two-year consulting agreement with Akash, pursuant to which the Company agreed to provide certain consulting services to Akash in connection with process development and fabrication of GaN-on-Diamond high-electron-mobility transistors and monolithic microwave integrated circuits. The Company will take raw semiconductor materials from Akash and process them into finished devices. Pursuant to the agreement, Akash guarantees to purchase at least one wafer per month from the Company for a total of 24 wafers during the term of the agreement, at a price of $85,000 per wafer. Akash is currently one of our three customers.

COMPONENTS OF OUR RESULTS OF OPERATIONS

Revenues

Our revenues are derived from contracts with customers that require us to design, develop, manufacture, test and integrate complex equipment and to provide engineering and technical services according to customer specifications. These contracts are often priced on a time and material type basis. Revenues on time and material type contracts are generally recognized in each period based on the amount billable to the customer which is based on direct labor hours expended multiplied by the contractual fixed rate per hour, plus the actual costs of materials and other direct non-labor costs.

Cost of Revenues

Cost of revenues consist of material, labor, a portion of occupancy expenses, and other expenses directly related to our revenue contracts.

Research and Development

Research and development includes expenses, primarily material, labor, a portion of occupancy expenses, and other expenses incurred in connection with the research and development of certain exploratory projects. Research and development expenses are expensed as they are incurred.

Selling, General, and Administrative

Selling, general, and administrative expenses consist of salaries, payroll taxes and other benefits, legal and professional fees, stock-based compensation, rent and office expenses, marketing and travel and other costs associated with our operation.

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Other Income

Other income consists primarily of interest income on cash balances.

RESULTS OF OPERATIONS

Three Months Ended March 31, 2020 Compared with Three Months Ended March 31, 2019

Overview

The following table presents certain information from the condensed consolidated statements of operations:

	For The Quarter Ended
	March 31,		Change	Change %
	2020	2019

Revenues	$205,811	$56,880	$148,931	262%

Cost of Revenues	212,832	36,592	176,240	482%

Gross (Loss) Profit	(7,021)	20,288	(27,309)	-135%

Operating Expenses:
Research and development	182,424	7,421	175,003	2,358%
Selling, general, and administrative	313,036	2,655	310,381	11,690%

Total Operating Expenses	495,460	10,076	485,384	4,817%

(Loss) Income From Operations	(502,481)	10,212	(512,693)	-5,020%

Other Income:
Interest income (expense), net	(14)	5	(19)	-380%

Net (Loss) Income	$(502,495)	$10,217	$(512,712)	-5,018%

Revenues

Revenues for the three months ended March 31, 2020 and 2019 were approximately $206,000 and $57,000, respectively, which represented an increase of $149,000, or 262%. We have three principle clients as of March 31, 2020. The timing of revenue recognition is driven by the completion of specified deliverables and the billing of time and materials over periods of time. Accordingly, the recognition of revenue for these contracts will vary from time to time. In both the three months ended March 31, 2020 and 2019, we recognized revenue under only one of these customer contracts.

Cost of Revenues

Cost of revenues for the three months ended March 31, 2020 and 2019 were approximately $213,000 and $37,000, respectively, which represented an increase of $176,000, or 482%. The increase was attributable to increased labor costs associated with our revenue generating projects in the 2020 period. Lastly, there was an increase in facility and equipment usage fees during the 2020 period as compared to the 2019 period in order to support the same revenue generating projects and reflect the increased infrastructure built over the past few quarters.

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Research and Development

Research and development expenses for the three months ended March 31, 2020 and 2019 were approximately $182,000 and $7,000, respectively, which represented an increase of $175,000, or 2,358%. The increase was primarily attributable to an overall increase in our focus on research and development activities, which resulted in increased wage allocation of approximately $130,000 as well as increased rent, facility fees, equipment usage costs and general lab supplies.

General and Administrative

Selling, general, and administrative expenses for the three months ended March 31, 2020 and 2019 were approximately $313,000 and $2,700, respectively, which represented an increase of $310,000, or 11,690%. The increase was primarily attributable to legal and professional fees of approximately $128,000 and non-cash stock-based compensation of $32,000, which were minimal and none in the corresponding 2019 periods. We increased our headcount in 2020, which led to an increase in general and administrative related payroll expenses of approximately $64,000. In 2019, we subcontracted all of our labor and did not have employees.

Other Income

Other income (expense) for the three months ended March 31, 2020 and 2019 was insignificant.

Net (Loss) Income

Net (loss) income for the three months ended March 31, 2020 and 2019 was approximately $(502,000) and $10,000, respectively, which represented a decrease of $(513,000), or 5,018%. The decrease was primarily attributable to the decrease in gross profit of approximately $27,000 and the increase in research and development and G&A expenses of approximately $485,000. This reflects the establishment of the fab and increase of headcount from 2 to 12.

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Year Ended December 31, 2019 Compared with Year Ended December 31, 2018

Overview

The following table presents certain information from the combined statements of operations:

	For the Years Ended
	December 31,		Variance
	2019	2018	$	%
Revenues	$719,851	$590,540	$129,311	22%
Cost of Revenues	739,887	457,803	282,084	62%
Gross Profit	(20,036)	132,737	(152,773)	-115%
Operating Expenses:

Selling, general, and administrative	1,439,369	14,429	1,424,940	9,876%
Total Operating Expenses	1,439,369	14,429	1,424,940	9,876%
(Loss) Income From Operations	(1,459,405)	118,308	(1,577,713)	-1,334%
Other Income:
Interest income	1,236	704	532	76%
Net Income	$(1,458,169)	$119,012	$(1,577,181)	-1,325%

Revenues

Revenues for the years ended December 31, 2019 and 2018 were $719,851 and $590,540, respectively, which represented an increase of $129,311 or 22%. The timing of revenue recognition is driven by the completion of specified deliverables and the billing of time and materials over periods of time. Accordingly, the recognition of revenue for these contracts will vary from time to time. The increase during the 2019 period was primarily attributable to an increase in revenues from government contracts.

Cost of Revenues

Cost of revenues for the years ended December 31, 2019 and 2018 were $739,887 and $457,803, respectively, which represented an increase of $282,084, or 62%. The increase was attributable to increased labor costs associated with our revenue generating projects in 2019. Lastly, there was an increase related to facilities and equipment fees due to increased revenues during 2019.

Selling, General, and Administrative

Selling, general, and administrative expenses for the years ended December 31, 2019 and 2018 were $1,439,369 and $14,429, respectively, which represented an increase of $1,424,940, or 9,876%. The increase is primarily attributable to an increase of payroll costs of approximately $400,000, non-cash stock-based compensation of approximately $600,000 and professional fees of approximately $200,000.

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Other Income

Other income for the years ended December 31, 2019 and 2018 was $1,236 and $704, respectively, which represented an increase of $532, or 76%.

Net Income

Net (loss) income for the years ended December 31, 2019 and 2018 was $(1,458,169) and $119,012, respectively, which represented a decrease of $(1,577,181), or -1,325%. The decrease was primarily attributable to the increase in research and development and G&A expenses. This reflects the transition to a new facility, the costs associated with purchase and maintenance of the machinery, equipment, and systems, and an increase in personnel.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

We measure our liquidity in a number of ways, including the following:

March 31, 2020
Cash	$250,669
Working Capital	$301,559

As of March 31, 2020, we had cash and working capital of $250,669 and $301,559, respectively. We received approximately $270,000 in funding in the form of loans from several governmental support programs in May 2020 – see recent developments above. We expect our current cash on hand, grant revenue and customer payments will be sufficient to meet our operating and capital requirements for at least the next 12 months from the date of this filing. Thereafter, we may need to raise further capital, through the sale of additional equity or debt securities, to support our future operations. Our operating needs include the planned costs to operate our business, including amounts required to fund working capital and capital expenditures as well as research and development. Our future capital requirements and the adequacy of our available funds will depend on many factors, including our ability to successfully commercialize our products and services, competing technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement our product and service offerings. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash.

Our sources and uses of cash were as follows:

Net cash (used in) provided by operating activities for the three months ended March 31, 2020 and 2019 was approximately $(203,000) and $(5,000), respectively. Net cash used in operating activities for the three months ended March 31, 2020 includes cash used to fund a net loss of approximately $502,000, reduced by $77,000 of non-cash expenses, partially offset by $222,000 of net cash provided by changes in the levels of operating assets and liabilities. Net cash provided by operating activities for the three months ended March 31, 2019 included cash provided by net income of approximately $10,000, including non-cash expenses of $1,000, and partially offset by approximately $14,000 of net cash used in changes in the levels of operating assets and liabilities. Net cash used in operating activities for the years ended December 31, 2019 and 2018 was ($1,061,169) and $53,167, respectively. Net cash provided by operating activities for the year ended December 31, 2019 includes cash provided by net loss of $1,458,169, increased by $585,519 of non-cash expenses, partially offset by $188,519 of net cash used in changes in the levels of operating assets and liabilities. Net cash provided by operating activities for the year ended December 31, 2018 includes cash provided by net income of $119,012, increased by $3,400 of non-cash expenses, partially offset by $69,245 of net cash used in changes in the levels of operating assets and liabilities.

Net cash used in investing activities for the three months ended March 31, 2020 and 2019 was approximately $223,000 and $0, respectively. Net cash used in investing activities for the three months ended March 31, 2020 was primarily attributable to the purchase property and equipment, and leasehold improvements in the laboratory. Net cash used in investing activities for the years ended December 31, 2019 and 2018 was $364,522 and $15,750, respectively, which was primarily attributable to the purchase property and equipment.

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Net cash used in financing activities for the three months ended March 31, 2020 and 2019 was approximately $21,000 and $0, respectively. Net cash used in financing activities for the three months ended March 31, 2020 was primarily attributable to expenditures to professionals for financings in process. Cash provided by financing activities for the year ended December 31, 2019 and used in 2018 was $2,198,962 and $20,000, respectively, which was primarily attributable to proceeds from sale of common stock, payment of offering costs, payment of deferred offering costs and dividends issued to stockholders in 2019 and dividends issued to stockholders in 2018.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

Operating Lease

On August 21, 2019, the Company entered into a lease for a 10,000 square foot facility consisting of lab and office space. The lease requires monthly payments of $16,667 and expires on November 30, 2025. The Company has arranged for a $100,000 letter of credit in favor of the landlord in lieu of a security deposit, which is included as restricted cash on the consolidated balance sheet as of December 31, 2019. The minimum lease payments for the years ending December 31 are as follows: $200,004 in each of 2021 to 2024 and $183,337 thereafter.

CRITICAL ACCOUNTING POLICIES

Our critical accounting policies are included in Note 2 of our financial statements included elsewhere in this registration statement.

RECENTLY ISSUED ACCOUNTING STANDARDS

Our recently issued accounting standards are included in Note 2 of our financial statements included elsewhere in this registration statement.

BUSINESS

About The Company

Odyssey Semiconductor Technologies, Inc. (the “Company”), formed as a Delaware corporation on April 12, 2019, is a semiconductor device company developing revolutionary high-voltage power switching components and systems based on proprietary Gallium Nitride (GaN) processing technology.

The Company acquired its wholly-owned subsidiary, Odyssey Semiconductor, Inc., a Delaware corporation (“Odyssey Semiconductor”), on June 21, 2019. Odyssey Semiconductor commenced business operations on June 17, 2019 when it acquired its wholly-owned subsidiary, JR2J LLC (“JR2J”), from its founders Richard Brown and James Shealy in exchange for shares of Odyssey Semiconductor. The Company mainly operates its business through Odyssey Semiconductor and does not plan to operate JR2J after it completes certain work that JR2J had contracted in the past.

Overview of The Semiconductor Industry

The semiconductor industry was formed in 1960 when the production of semiconductors became a viable option. The global semiconductor market has grown rapidly, from over $1 billion in 1964[1] to $468.78 billion in 2018[2], and we believe it will continue to grow steadily in the next few years.

The application of semiconductors has expanded extensively from radio in the 1960s to crucial electronic components nowadays to all manufactured products with computing or power management capabilities, ranging from computers and personal electronics to automotive goods and heavy machinery. Semiconductor devices mounted inside many electronics appliances are important electronic components that support our everyday live.

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1 Pines, Lawrence. “Who Are Advanced Micro Devices’ Main Competitors?” Investopedia. Accessed October 31, 2019. https://www.investopedia.com/articles/markets/041816/who-are-advanced-micro-devices-main-competitors-amd.asp.

2 https://www.statista.com/statistics/266973/global-semiconductor-sales-since-1988/

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Integrated circuits (ICs) and electronic discrete components such as diodes (which are two-terminal electronic components that conduct current primarily in one direction) and transistors (which are devices possessing an amplification function) are made of semiconductors.

The semiconductor industry is divided into six broad categories based on the end-use application:

•         Data processing: This comprises chips used in servers, computers, printers, and related hardware. This is the largest segment where semiconductors are used. However, growth in this segment has moderated, and no breakthrough innovation is expected in the near future.

•	Communications: This comprises chips used in wired and wireless communication equipment such as smartphones, tablets, and broadband equipment. This segment is growing at a faster pace.
•	Consumer electronics: This comprises chips used in household appliances, LCD TVs, and gaming consoles.
•	Industrial: This comprises chips used in scanning devices such as bar code scanners and point-of-sale terminals, medical devices such as patient monitors and ultrasound imaging, and power supply equipment.

•         Automotive: This comprises chips used in electronic automotive components such as power steering and lighting.

•	Military and civil aerospace: This is a specialized segment where integrated circuits related to a particular application are built.

Advantage and Market Focus of the Company

Semiconductors are materials which have a conductivity between conductors (generally metals), which has full conductivity, and nonconductors or insulators (such as most ceramics), which has negligible conductivity.  The conductivity of a semiconductor material may be altered in useful ways by the deliberate, controlled introduction of impurities into the crystal structure of the material to modulate its electrical, optical and structural properties. This process is known as “doping”.

Silicon (Si) is traditionally the most common semiconductor material. However, Si-based systems have proven to perform insufficiently. We described the applications where Si-based systems perform insufficiently as the premium power switching device market, which was $1 billion in 2018 and is projected to reach over $3.5 billion by 2025.[3] This growth is largely driven by the rapid adoption of electric vehicles (EV) and hybrid electric vehicles (HEV) and the growing number of installations of renewables such as solar and wind power as well as increased demand for more efficient industrial motor drives.

The premium power switching device market is currently dominated by the semiconductor material silicon carbide (SiC). GaN-based systems outperform Si and SiC based systems in every way due to the superior material properties of GaN. However, GaN devices have, to-date proven difficult to process using standard semiconductor processing methods that are used to create Si and SiC based devices. While GaN can be implanted with ions through doping process like any other semiconductor, unlike Si or SiC, the temperature required to activate the ions in GaN destroys the crystal, making implant and activate scheme impractical in the GaN material. The Company has developed an ultra-short timescale annealing method which allows the GaN to reach the temperatures required for anneal that is not long enough to damage the material. This novel processing modification allows GaN to be processed in a manner that for the first time makes high voltage GaN power switching devices viably manufacturable.

The Company expects to capture a sizable portion of the market for SiC power switching applications with its GaN products. GaN is both less expensive to produce and offers significant performance advantages over SiC in system efficiency and system size. Currently there are no GaN devices in the market with ratings more than 650 V, which will be our strength area.

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3 2025 Estimates From: IHS Markit “SiC and GaN Power Semiconductors Report - 2018

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What Is A Switch-Mode Power Converter

Broadly speaking, switch-mode power converters are used to efficiently transform one voltage to another for the purpose of supplying power to and from different systems

Simple case - Power converter (brick) converts power at 120 V wall plug to power to 18.5 V to safely charge laptops/phones:

Advanced case - Power converters charge 375 V batteries from 120 V wall plug / Power motor at 375 V from variable battery voltage / Charge batteries from regenerative braking to 400 V:

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What Is A Power Switch

A power switch is a semiconductor device that can switch large voltages and currents at high frequency. It is the heart of any power converter. An ideal power switch presents little resistance in the “on” state, infinite resistance in the “off” state, and can switch between “on” and “off” at high speed with no stored charge.

Different semiconductor materials are better suited to making power switches. For a given operating voltage, GaN is 1000 times less resistive than Si, and 10 times less resistive than SiC. Lower resistance results in switches that reduce power loss. Moreover, GaN devices take up less area than Si or SiC, which lowers their capacitance, which allows a faster system switching speed.

Inductors and transformers typically are the largest components in the system. GaN based solutions are approximately 1/4 of the size of SiC based solutions. Smaller passive components are cheaper than larger variants because of the requirement of less materials such as copper.

The system size of a power converter is inversely related to the switching speed at which it operates. As switching speed increases, the size of the surrounding passive components become much smaller. GaN power converter circuits are approximately 4x smaller than SiC solutions for equivalent power ratings.

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Examples of Passive Components Accompanying Switches

Furthermore, replacing SiC devices with GaN devices has the potential to reduce power loss by 50-70% compared to SiC. The diagram below compares the level of power losses with the use of Si, Sic and GaN based systems:

In summary, GaN-based solutions are smaller in size, cost less and yield greater efficiency comparing to Si-based or SiC-based solutions.

Comparing SiC and GaN Solutions for EVs

GaN wafers (which are thin slices of semiconductors used for the fabrication of ICs) are approximately 2.5 times of the cost of SiC wafers, but are 10 times more area-efficient due to the material’s lower resistivity. One GaN transistor die (which is an electronic circuit on a wafer) is equivalent to 10 SiC transistor dies for the same voltage rating. We estimate the equivalent GaN parts are 4 times less expensive than SiC parts to produce.

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The Company expects that a significant market exists for GaN solutions, especially in the EV market. For example, there are 24 units of 1200V/12A SiC metal-oxide-semiconductor field-effect transistor (MOSFET) used in each Tesla Model 3 module. There were over 350,000 Tesla Model 3 units produced as of September 2019,[4] which represents about 5,000,000 STM SiC MOSFETs, representing a market of more than $25 million for Tesla Model 3 alone.

It is estimated that by 2025 each year there will be approximately 8.4 million EVs and 25 million HEVs to be sold,[5] which represents a market of more than $3 billion for power transistors.

Competition and Challenges

There are many horizontal-conduction (meaning the current flows horizontally, along the surface of the wafer), high-electron-mobility transistor (HEMT) products emerging from industry. HEMT transistors are able to operate at higher frequencies than ordinary transistors, up to millimeter wave frequencies, and are used in high-frequency products such as cell phones, satellite television receivers, voltage converters, and radar equipment. However, horizontal-conduction device technology has difficulty scaling beyond 650 V.

Contrast to horizontal-conduction devices, vertical-conduction (meaning the current flows from the front surface of the wafer to the back surface) devices could easily have scaling beyond 650 V; however, there are currently few discrete parts available with ratings above 650 V. The Company believes it is uniquely poised to enter into the >650 V device market with its vertical conduction device technology.

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4 https://en.wikipedia.org/wiki/Tesla_Model_3#cite_note-tesla-2019q3-28

5 https://www.jpmorgan.com/global/research/electric-vehicles

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We expect that our competitors will include a number of larger companies which have more substantial research and development budgets than us. Even smaller companies which are more targeted in their development efforts, such as Nexgen Power Systems, Inc., may be our potential competitors. If we are unable to compete effectively with our competitors, our products or technologies may be rendered obsolete or noncompetitive, which could materially adversely affect our business and results of operations.

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Intellectual Property

The Company had filed three patent applications related to its technology. These are patent application numbers: 16/813337; 16/813362; and 16/814886. There can be no assurance that any of such patents will be issued or that any of such applications does not infringe on existing patents held by others.

The Company is also currently performing research and development that will likely result in additional patent applications, however, none of such patent applications have been completed and filed as of this date.

Research & Development, and Commercialization of Our Technology

We perform research and development on GaN power switching devices. We plan to meet the following milestones for the commercialization of our GaN technology:

•         Year 1: Develop high voltage GaN Vertical Junction Field Effect Transistor (VJFET) prototypes for sampling.

•         Year 2: Design and fabricate a first VJFET device specifically for strategic partners or initial customers and start qualifications under qualified under Joint Electron Device Engineering Council (“JEDEC”) standards.

•         Year 3: Expand the production of the first VJFET device and design and fabricate a second VJFET device and start qualification of the second VJFET device under JEDEC standards.

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-	Industrial motor drives: It is estimated that motor drives consume 45% of all power generated in the world.[6] Energy consumption can be drastically reduced by using variable-frequency drives (VFDs) on induction motors. The compound annual growth rate (CAGR) of the VFD market is estimated to be 6.7% to 2025, by which year the market size of the market is estimated to be $33.1 billion.[7]

-	EV / HEV power systems: It is projected that electric vehicles will account for over 22% of all vehicle sales by 2030.[8] We estimate that adoption of GaN-based drive systems could potentially increase efficiency by 15%. The CAGR of the EV power electronics market is estimated to be 4.48% from 2017-2022, and the market size is estimated to be $5.49 billion by 2022.[9]

-	Grid connected renewable power systems: Solar power accounted for 29% of all new electric generating capacity brought online in 2018.[10] We believe that GaN-based power conversion systems will reduce system size and increase efficiency and reliability. The CAGR of the Photovoltaic (PV) power electronics market is estimated to be 3.9% by 2026 with a market share of $10.37 billion.[11]

Employees

We currently have 12 full-time employees and one part-time employee.

Properties

Our office address is 9 Brown Road, Ithaca, NY 14850. Our corporate website address is https://www.odysseysemi.com/. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

In August 2018, the Company purchased all of the appliances, equipment, furniture, tools, supplies and other assets that MACOM Technology Solutions, Inc. owned at 9 Brown Road in Ithaca, NY for $10 in order to accelerate the research and development of the Company’s core technology. The Company also leases the 10,000 square feet building where such appliances and tools are located starting from September 1, 2019 until November 30, 2025 at a base rent of $200,000 per year. The facility has most of the tools needed to prototype vertical GaN devices, which is expected to provide the Company significant savings as compared to establishing an equivalent facility from scratch. It is estimated that the cost to acquire and facilitate a similar set of tools at another location will be approximately $10 million and will take about a year to complete. The facility became fully operational in March 2020.

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6 CleanTechnica. “Electric Motors Use 45% of Global Electricity, Europe Responding {+ Electric Motor Efficiency Infographic},” June 16, 2011. https://cleantechnica.com/2011/06/16/electric-motors-consume-45-of-global-electricity-europe-responding-electric-motor-efficiency-infographic/.

7 https://www.grandviewresearch.com/industry-analysis/variable-frequency-speed-drives-vfd-vsd-market

8https://www.prnewswire.com/in/news-releases/electric-vehicles-market-sales-will-surge-to-4-million-units-in-2020-12-million-units-in-2025-and-21-million-units-in-2030-858019212.html

9 https://www.marketsandmarkets.com/Market-Reports/automotive-power-electronics-market-226516353.html

10 https://www.seia.org/research-resources/solar-market-insight-report-2018-q3

11https://www.prnewswire.com/news-releases/pv-inverter-market-size-worth-10-37-billion-by-2026-cagr-3-9-grand-view-research-inc-300902312.html

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MANAGEMENT

Executive Officers and Directors

All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by our board of directors and serve at the discretion of the board, subject to applicable employment agreements. The following table sets forth information regarding our executive officers and the members of our board of directors.

Name	Age	Position
Alex Behfar	57	Acting Chief Executive Officer, Executive Chairman of the Board and Director

James Shealy	63	Secretary and Treasurer

Richard Brown	38	Chief Technical Officer and Director

Richard Ogawa	57	Director

Michael Thompson	62	Director

Alex Behfar joined the Board of Directors of the Company on June 21, 2019 and became Acting Chief Executive Officer and Executive Chairman of the Board as of March 11, 2020. He has over 30 years of experience in the semiconductor industry. He served as Senior Vice President and Chief Scientist, Photonics of MACOM Technology Solutions Holdings, Inc. (“MACOM”), from January 2016 to January 2019. Previously, he served as Senior Vice President and General Manager, Photonic Solutions of MACOM, from December 2014 to January 2016. Prior to joining MACOM, in 2000, he founded BinOptics Corporation, a provider of InP lasers for data centers, mobile backhaul, silicon photonics and access networks, and served as the Chairman and Chief Executive Officer of BinOptics from its inception through MACOM’s December 2014 acquisition of BinOptics. Prior to BinOptics, Dr. Behfar worked at IBM for more than 10 years in various capacities, including Laser Enterprise, where he designed the first commercially viable high-power 830 nm and 980 nm GaAs-based lasers. Laser Enterprise was later sold by IBM to Uniphase and is now part of II-VI Incorporated. He also served as IBM’s worldwide cross-functional Intellectual Assets Program Manager for optoelectronics and telecommunications. Dr. Behfar has been awarded over 50 U.S. patents. He holds an M.S. and a Ph.D. in Electrical Engineering from Cornell University and a B.Sc. in Electrical and Electronic Engineering from King’s College, University of London. We believe that Mr. Behfar’s technical experience in the semiconductor industry and his leadership roles in other technology companies qualify him to serve on our board of directors.

James Shealy has been Secretary and Treasurer of the Company since June 21, 2019. He is a Co-Founder of the Odyssey Semiconductor and JR2J. He received his BS from North Carolina State University in 1978, his MS from Rensselaer Polytechnic in 1980, and his PhD from Cornell University in 1983. After earning his doctorate, Mr. Shealy held a dual appointment at Cornell as a research associate and at General Electric as a principal staff scientist. In 1983 he co-founded, and has chaired, the biennial international workshop on OMVPE (organometallic vapor phase epitaxy), a technique used for growing semiconductor crystals. He joined the faculty in 1987 and is active in developing Cornell’s laboratory research in compound semiconductor materials and related graduate courses.

Richard Brown joined the Company as Chief Executive Officer, Chairman and a Director on June 21, 2019. He resigned from the positions of Chief Executive Officer and Chairman, and was appointed as Chief Technical Officer of the Company as of March 11, 2020. He received his BS, MS, and PhD from Cornell University, all in Electrical and Computer Engineering in 2004, 2007, and 2010, respectively. His PhD research was focused on advanced dielectrics for the passivation of microwave AlGaN/GaN HEMTs. After graduation, he was a founding member of the company that became Avogy, Inc. where he worked on the development of vertical GaN power devices for 2 years. Prior to the founding of Odyssey Semiconductor, he co-owned JR2J, LLC, a successful semiconductor device prototyping business, as well as working as a visiting scientist at Cornell University researching GaN based HEMTs. Mr. Brown has over 18 years of semiconductor device experience, most of it specializing in topics relating to GaN devices. We believe that Mr. Brown’s technical experience in the semiconductor industry and extensive knowledge of the Company from his current role as our Chief Executive Officer and Chairman qualify him to serve on our board of directors.

Richard Ogawa joined the Board of Directors of the Company on June 21, 2019. Mr. Ogawa currently also serves on the board of directors of Amesite Inc., an SEC reporting company in the artificial intelligence software industry, since February 2018. He has been General Counsel at Inphi Corporation since Jan 2013, responsible for overseeing legal matters as well as corporate, intellectual property, and government affairs. Mr. Ogawa is a Registered United States Patent Attorney and a Member of the California State Bar with more than 25 years of experience specializing in technology companies. Prior to Inphi, from January 1993 to January 2010, he was a top Partner at Townsend and Townsend, a law firm focused on intellectual property. He is the founder and owner of Ogawa Professional Corporation, his own law firm, focusing on ventured back startup companies. Since February 2008, he is General Counsel for Soraa Laser Diode, Inc., a venture funded company by Khosla Ventures, and since December 2009 is General Counsel for MCube, Inc. a venture funded company by Kleiner Perkins Caufield & Byers.  He has also held a variety of engineering and management positions at NEC Electronics from December 1984 to December 1992. He received a B.S. in Chemical Engineering from the University of California, Davis in 1984, and a J.D. from Mc. George School of Law, University of Pacific in 1991. We believe that Mr. Ogawa’s many years of legal expertise in advising technology companies qualifies him to serve on our board of directors.

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Michael Thompson joined the Board of Directors of the Company on June 21, 2019. He received his BS in Applied Physics from CalTech in 1979 and MS/Ph.D degrees in Applied and Engineering Physics from Cornell in 1984. After completing his Ph.D, he joined the faculty in the Department of Materials Science at Cornell continuing his work on the interaction of materials with intense laser sources. He has co-authored over 100 journal publications, is co-inventor on 25 patents, and has founded or co-founded three startup companies. He was the recipient of the 2009 SEMI Award for technical contributions to the semiconductor industry. For the past 28 years, Dr. Thompson’s research has focused extensively on the behavior of semiconductor materials under pulsed and CW laser exposure. On the fundamental level, his group has explored limits to crystal growth under the extreme conditions of laser irradiation, including limits to metastable impurity incorporation, behavior of point defects, interface stability, explosive crystallization, and group IV heteroepitaxy. Key to this work has been the development of quantitative methods to monitor the kinetics of both melt and non-melt laser annealing of ultra-shallow junctions. In the late 1990’s, he was involved in the development of melt-annealing methods to fabricate thin-film transistors on glass and flexible substrates. Over the past decade, he helped to develop the use of CW lasers for non-melt laser annealing (LSA – Laser Spike Annealing) of ultra-shallow junctions in advanced VLSI nodes. His group currently is active in exploring new applications for LSA both within and beyond the microelectronics community. Areas of research include dopant activation and deactivation in compound semiconductors (InGaAs, GaN, GaO¬2), thin-film amorphous oxide semiconductors (IGZO), metastable phase formation in metallic glasses and complex oxides during LSA quench, mesoscale structuring of organic and inorganic materials in the millisecond timescale, and development of novel processes for EUV and DSA lithography. He is also currently the director of the ACCESS (AFRL Cornell Center for Epitaxial SolutionS) center focused on understanding fundamental materials issues in GaO2 power devices. We believe that Mr. Thompson’s extensive technical experience in the semiconductor industry qualifies him to serve on our board of directors.

Significant Employee

In addition to the officers and directors disclosed above, the Company also has the following significant employee:

Name	Age	Position
Alfred Schremer	62	Vice President of Research and Development

Alfred Schremer has 40 years of experience working in the field III-V semiconductors with applications in RF- and opto-electronics. He earned his PhD in Electrical Engineering from Cornell University, investigating various aspects of semiconductor laser physics, using lasers he fabricated from epitaxial materials he grew using facilities within the School of Electrical Engineering. He joined BinOptics Corporation at its inception in 2001, serving in various roles from Lab Manager to Director of Research, refining the etched facet laser processes which led to the enabling of low-cost wafer scale manufacturing of Fabry-Perot and distributed feedback lasers for the data and telecom markets. In December 2014, BinOptics was acquired by MACOM Technology Solutions Inc., where Mr. Schremer served as a Director of Engineering, supporting manufacturing and development of etched facet lasers.

Employment Agreements

On July 1, 2019, through its wholly-owned subsidiary, Odyssey Semiconductor, the Company entered into an agreement with Al Schremer as Vice President of Research and Development. Pursuant to the agreement, the Company agreed to pay Mr. Schremer an annual salary of $100,000 and a one-time grant of options to purchase 100,000 shares of the Company’s common stock.

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Other than disclosed above, we have not entered into any other employment agreement with our management or significant employees.

Consulting Agreements

On April 1, 2019, JR2J, our indirect wholly-owned subsidiary, entered into a one-year independent contractor agreement with Richard Ogawa, pursuant to which Mr. Ogawa agreed to serve as a director of the Company post-Share Exchange, and provide services related to intellectual property development, intellectual property strategies and licensing of intellectual property. This Agreement automatically renews for additional terms of one-year unless terminated in accordance with the Agreement. In consideration for Mr. Ogawa’s services to the Company, on September 25, 2019, the Company granted Mr. Ogawa a 10-year option under the 2019 Plan to purchase 275,000 shares of Common Stock at a price of $1.50 per share, half of which will vest on September 25, 2020 and the remaining on September 25, 2021.

On May 16, 2019, Odyssey Semiconductor, our wholly-owned subsidiary, entered into a one-year independent contractor agreement with Alex Behfar, pursuant to which Mr. Behfar agreed to serve as a director of the Company post-Share Exchange, and provide services related to corporate development and business strategy, and intellectual property strategies. This Agreement automatically renews for additional terms of one-year unless terminated in accordance with the Agreement. In consideration for Mr. Behfar’s services to the Company, on September 25, 2019, the Company granted Mr. Behfar a 10-year option under the 2019 Plan to purchase 50,000 shares of Common Stock at a price of $1.50 per share, half of which will vest on September 25, 2020 and the remaining on September 25, 2021.

Legal Proceedings

Currently there are no outstanding lawsuits or judgments against the Company or any consent decrees or injunctions to which the Company is subject or by which any of its assets are bound and there are no claims, proceedings, actions or lawsuits in existence, or to our knowledge threatened or asserted, against the Company or with respect to any of its assets that would materially and adversely affect the business, property or financial condition of the Company. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Board Committees

The Company does not currently maintain a board of directors that is composed of a majority of “independent” directors. The Company does not expect to initially appoint an audit committee, nominating committee and/or compensation committee, or to adopt charters relative to each such committees.

Code of Business Conduct and Ethics

We have not adopted a code of business conduct and ethics.

Limitation of Directors Liability and Indemnification

The Company is a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. The Company’s Bylaws provide that it will indemnify its directors and officers against expenses actually and necessarily incurred in connection with the defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Company, or of such other corporation, except in relation to matters as to which any such director or officer or person shall have been adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owed to the Company.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any: (i) breach of a director’s duty of loyalty to the corporation or its stockholders; (ii) act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or redemption of shares; or (iv) transaction from which the director derives an improper personal benefit. The Company’s Certificate of Incorporation provides that its directors are not personally liable to the Company or its stockholders for monetary damages for breaches of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law. These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. At present, the Company has purchased director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us for up to $2 million.

The Company has not entered into any indemnity agreements with its officers or directors. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer and the other most highly-compensated executive officer (other than the chief executive officer) who was serving as an executive officer as of the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(4)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Richard J. Brown (1)(2)	2019	76,731	50,000	0	0	0	191,460	318,191
Chief Executive Officer	2018	0	0	0	0	0	137,825	137,825
James R. Shealy (1)(3)	2019	48,606	50,000	24,641	0	0	100,000	223,247
Secretary and Treasurer	2018	0	0	0	0	0	10,000	10,000

(1)	Mr. Brown and Mr. Shealy were appointed officers of the Company as of June 21, 2019, upon the share exchange between the Company and Odyssey Semiconductor. During the fiscal year of 2018 and prior to the share exchange, Mr. Brown and Mr. Shealy were each an officer of JR2J, the wholly-owned subsidiary of Odyssey Semiconductor. The compensation disclosed herein includes compensation paid by JR2J prior to the share exchange.
(2)	Mr. Brown received a distribution of $10,000 and $100,000 from JR2J as a member for 2018 and 2019, respectively. In addition, Mr. Brown received $127,825 and $91,460, respectively, for 2018 and 2019 from JR2J as a consultant. Mr. Brown resigned from the position of Chief Executive Officer as of March 11, 2020.
(3)

Mr. Shealy received a distribution of $10,000 and $100,000 from JR2J as a member for 2018 and 2019, respectively. In addition, on November 5, 2019, we granted a five-year option to purchase 30,000 shares of common stock at an exercise price of $1.50 per share to Mr. Shealy. The option had a grant date value of $24,641. The options vest ratably over three years on each annual anniversary of the date of grant.

(4)	The amounts reported in the “Option Awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 7 to our condensed consolidated financial statements for the three months ended March 31, 2020 included elsewhere in this prospectus for the assumptions underlying the valuation of equity awards.

2019 Equity Compensation Plan

General

On June 18, 2019, our Board of Directors adopted an Equity Compensation Plan (the “2019 Plan”). The 2019 Plan was approved by the stockholders on the same day. On May 26, 2020, the Board of Directors and a majority of the Company’s shareholders approved an amendment to the 2019 Plan to (i) increase the number of shares of common stock authorized for issuance under the 2019 Plan from 1,326,000 to 2,500,000 shares; (ii) increase the maximum aggregate number of shares, options and/or other awards that may be granted to any one person during any calendar year from 500,000 to 1,300,000; and (iii) clarify the availability of cashless exercise as a form of consideration. As of the date of this prospectus, there are options to purchase an aggregate of 1,890,000 shares of Common Stock granted under the 2019 Plan.

The general purpose of the 2019 Plan is to provide an incentive to our employees, directors, consultants and advisors by enabling them to share in the future growth of our business. Our Board of Directors believes that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success.

Our Board of Directors believes that the 2019 Plan will advance our interests by enhancing our ability to (a) attract and retain employees, consultants, directors and advisors who are in a position to make significant contributions to our success; (b) reward our employees, consultants, directors and advisors for these contributions; and (c) encourage employees, consultants, directors and advisors to take into account our long-term interests through ownership of our shares.

Description of the 2019 Equity Compensation Plan

The following description of the principal terms of the 2019 Plan is a summary and is qualified in its entirety by the full text of the 2019 Plan, which is attached herewith as an exhibit.

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Administration. The 2019 Plan will be administered by our Board of Directors. Our Board of Directors may grant options to purchase shares of our Common Stock, stock appreciation rights, restricted stock units, restricted or unrestricted shares of our Common Stock, performance shares, performance units, other cash-based awards and other stock-based awards. The Board of Directors also has broad authority to determine the terms and conditions of each option or other kind of equity award, adopt, amend and rescind rules and regulations for the administration of the 2019 Plan and amend or modify outstanding options, grants and awards.

Eligibility. Persons eligible to receive options, stock appreciation rights or other awards under the 2019 Plan are employees, consultants, advisors and directors of our Company and our subsidiaries. As of July 20, 2020, approximately 13 employees and two non-employee directors are eligible to participate in the 2019 Plan. The Board of Directors may at any time and from time to time grant awards under the 2019 Plan to eligible persons on a discretionary basis.

Shares Subject to the 2019 Plan. The aggregate number of shares of Common Stock available for issuance in connection with options and awards granted under the 2019 Plan, as amended, is 2,500,000, subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive Stock Options may be granted under the 2019 Plan with respect to all of those shares. If any option or stock appreciation right granted under the 2019 Plan terminates without having been exercised in full or if any award is forfeited, or if shares of Common Stock are withheld to cover withholding taxes on options or other awards, the number of shares of Common Stock as to which such option or award was forfeited, or which were withheld, will be available for future grants under the 2019 Plan. The maximum aggregate number of shares of common stock with respect to one or more awards that may be granted to any employee, director or consultant during any calendar year shall be 1,300,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more awards payable in cash shall be $200,000.

Terms and Conditions of Options. Options granted under the 2019 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees. Each option grant will be evidenced by an award agreement that will specify the terms and conditions as determined by the Board of Directors. The Board of Directors will determine the exercise price of options granted under the 2019 Plan. The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of our Common Stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall generally be the closing sale price on the last trading day before the date of grant. If no such prices are available, the fair market value shall be determined in good faith by the Board of Directors based on the advice of a qualified valuation expert.

No option may be exercisable for more than ten years (five years in the case of an incentive stock option granted to a ten-percent stockholder) from the date of grant. Options granted under the 2019 Plan will be exercisable at such time or times as the Board of Directors prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the option price may be paid (a) in cash or by bank check, (b) through delivery of shares of our Common Stock having a fair market value equal to the purchase price, (c) through cashless exercise, or (d) a combination of these methods.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. Options granted under the 2019 Plan will be exercisable at such time or times as the Board of Directors prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

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Stock Appreciation Rights. The Board of Directors may grant stock appreciation rights under the 2019 Plan in such amounts as the Board of Directors in its sole discretion will determine. Each stock appreciation right grant will be evidenced by an award agreement that will specify the terms and conditions as determined by the Board of Directors. The exercise price per share of a stock appreciation right will be determined by the Board of Directors, but will not be less than 100% of the fair market value of a share of our Common Stock on the date of grant. The maximum term of any SAR granted under the 2019 Plan is ten years from the date of grant. Generally, each SAR stock appreciation right will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value on the exercise date of one share of our Common Stock over the exercise price, multiplied by

●	the number of shares of Common Stock covered by the stock appreciation right.

Payment may be made in shares of our Common Stock, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

Restricted Stock and Restricted Stock Units. The Board of Directors may award restricted common stock and/or restricted stock units under the 2019 Plan in such amounts as the Board of Directors in its sole discretion will determine. The Board of Directors will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units, as evidenced in an award agreement, which may include performance-based conditions. Dividends and other distributions with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders, unless otherwise provided in the award agreement. Unless the Board of Directors determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. The Board of Directors may award performance shares and/or performance units under the 2019 Plan in such amounts as the Board of Directors in its sole discretion will determine. Each performance unit will have an initial value that is established by the Board of Directors on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the date of grant. The Board of Directors at its discretion will set performance objectives or other vesting provisions. The Board of Directors will determine the restrictions and conditions applicable to each award of performance shares and performance units, as evidenced in an award agreement.

Effect of Certain Corporate Transactions. In the event of a change in control (as defined in the 2019 Plan), the Board of Directors has the discretion and without the need for the consent of any recipient of an award to take the following actions as to an outstanding award: (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation; (ii) awards will terminate upon or immediately prior to the consummation of such change in control; (iii) outstanding awards will vest and become exercisable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such change in control, and terminate upon or immediately prior to the effectiveness of such change in control; (iv) an award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award; (v) an award is replaced with other rights or property selected by the Board of Directors in its sole discretion; or (vi) any combination of the foregoing.

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Amendment, Termination. The Board of Directors may at any time amend, alter, amend the terms of awards in any manner not inconsistent with the 2019 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, our board of directors may at any time amend, suspend, or terminate the 2019 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary to comply with any applicable law or stock exchange rule, the Company will obtain stockholder consent of amendment to the plan.

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of Common Stock and each grantee receiving an award of shares of Common Stock under the 2019 Plan to pay any federal, state or local taxes required by law to be withheld.

Option Grants and Stock Awards

The grant of options and other awards under the 2019 Plan is discretionary, and we cannot determine now the specific number or type of options or awards to be granted in the future to any particular person or group.

Director Compensation

The table below shows all compensation to our non-employee directors during the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Alex Behfar (2)	—	49,963	—	49,963
Richard Ogawa (3)	—	274,795	—	274,795
Michael Thompson (4)	—	25,003	—	25,003

(1)	The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC 718. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common underlying such stock options.
(2)	On September 25, 2019, Mr. Behfar was granted options under the Company’s 2019 Plan to purchase 50,000 shares of Common Stock at the price of $1.50 per share, half of which will vest as of September 25, 2020 and the other half as of September 25, 2021. On March 11, 2020, Mr. Behfar was appointed as the Company’s Acting Chief Executive Officer and Executive Chairman, in connection with which appointment he was granted an option under the 2019 Plan to purchase 375,000 shares of common stock that vests ratably on a monthly basis over two years and options to purchase 125,000 shares of common stock that will vest upon the closing of a total of at least $5 million raised by the Company prior to March 11, 2022 from a combination of any of the following sources: new equity issuance, new debt financing, equipment financing, and lease-backs. On July 17, 2020, Mr. Behfar was granted an option under the 2019 Plan to purchase 600,000 shares of common stock that vests ratably on a monthly basis over 20 months and options to purchase 200,000 shares of common stock that will vest upon the closing of a total of at least $5 million raised by the Company prior to March 11, 2022 from a combination of any of the following sources: new equity issuance, new debt financing, equipment financing, and lease-backs.
(3)	On September 25, 2019, Mr. Ogawa was granted options under the Company’s 2019 Plan to purchase 275,000 shares of Common Stock at the price of $1.50 per share, granted under the Company’s 2019 Plan, half of which will vest as of September 25, 2020 and the other half as of September 25, 2021.
(4)	On November 5, 2019, Mr. Thompson was granted options under the Company’s 2019 Plan to purchase 25,000 shares of Common Stock at the price of $1.50 per share, granted under the Company’s 2019 Plan, half of which will vest as of November 5, 2020 and the other half as of November 5, 2021.

We have agreed to reimburse the directors of travel and other expenses in connection with their performance of duties as directors of the Company. In addition, we plan to issue 25,000 options to each non-employee directors each year starting from 2020.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of Common Stock beneficially owned as of July 20, 2020 by:

●	each of our named executive officers;

●	each of our directors;

●	all of our directors and current executive officers as a group; and

●	each of our stockholders who is known by us to beneficially own more than 5% of our Common Stock

Beneficial ownership is determined based on the rules and regulations of the Commission. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. Applicable percentage ownership in the following table is based on the total of 11,159,661 shares of Common Stock issued and outstanding as of July 20, 2020. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, July 20, 2020. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of Common Stock set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o Odyssey Semiconductor Technologies, Inc., 9 Brown Road, Ithaca, NY 14850.

Directors and Named Executive Officers	Common Stock	Percentage
Richard J. Brown, Chief Technical Officer and Director	2,725,001	24.42%
James R. Shealy, Secretary and Treasurer	2,725,000	24.42%
Alex Behfar, Acting Chief Executive Officer, Executive Chairman of the Board and Director (1)	170,416	1.53%
Richard Ogawa, Director (2)	16,667	*
Michael Thompson, Director (3)	0	*
All Officers and Directors (5 persons)	5,637,084	50.51%

Greater than 5% Stockholders
Mark Tompkins	2,882,333	25.83%

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* Less than 1%.

(1)	Mr. Behfar purchased 16,666 shares of Common Stock at a private placement of the Company through Ulexus LLC, over which he has voting, dispositive or investment powers. Mr. Behfar also owns options to purchase 50,000 shares of Common Stock at the price of $1.50 per share, granted under the Company’s 2019 Plan, half of which will vest as of September 25, 2020 and the other half as of September 25, 2021; (ii) options to purchase 375,000 shares of Common Stock at the price of $1.50 per share, granted under the Company’s 2019 Plan, which vests commencing from April 11, 2020 ratably on a monthly basis over two years (a total of 93,750 options will be exercisable within 60 days); (iii) options to purchase 125,000 shares of common stock, that will vest upon the closing of a total of at least $5 million raised by the Company prior to March 11, 2022 from a combination of any of the following sources: new equity issuance, new debt financing, equipment financing, and lease-backs; (iv) options to purchase 600,000 shares of common stock that vests ratably on a monthly basis over 20 months (a total of 60,000 options will be exercisable within 60 days); and (v) options to purchase 200,000 shares of common stock that will vest upon the closing of a total of at least $5 million raised by the Company prior to March 11, 2022 from a combination of any of the following sources: new equity issuance, new debt financing, equipment financing, and lease-backs.
(2)	Mr. Ogawa also owns options to purchase 275,000 shares of Common Stock at the price of $1.50 per share, granted under the Company’s 2019 Plan, half of which will vest as of September 25, 2020 and the other half as of September 25, 2021.
(3)	Mr. Thompson owns options to purchase 25,000 shares of Common Stock at the price of $1.50 per share, granted under the Company’s 2019 Plan, half of which will vest as of November 5, 2020 and the other half as of November 5, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Unless described below, since April 12, 2019 (inception), there are no transactions or series of similar transactions to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the Company's total assets at year end for the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

On April 1, 2019, JR2J, our indirect wholly-owned subsidiary, entered into a one-year independent contractor agreement with Richard Ogawa, pursuant to which Mr. Ogawa agreed to serve as a director of the Company post-Share Exchange, and provide services related to intellectual property development, intellectual property strategies and licensing of intellectual property. This Agreement automatically renews for additional terms of one-year unless terminated in accordance with the Agreement. In consideration for Mr. Ogawa’s services to the Company, on September 25, 2019, the Company granted Mr. Ogawa a 10-year option under the 2019 Plan to purchase 275,000 shares of Common Stock at a price of $1.50 per share, half of which will vest on September 25, 2020 and the remaining on September 25, 2021.

On May 16, 2019, Odyssey Semiconductor, our wholly-owned subsidiary, entered into a one-year independent contractor agreement with Alex Behfar, pursuant to which Mr. Behfar agreed to serve as a director of the Company post-Share Exchange, and provide services related to corporate development and business strategy, and intellectual property strategies. This Agreement automatically renews for additional terms of one-year unless terminated in accordance with the Agreement. In consideration for Mr. Behfar’s services to the Company, on September 25, 2019, the Company granted Mr. Behfar a 10-year option under the 2019 Plan to purchase 50,000 shares of Common Stock at a price of $1.50 per share, half of which will vest on September 25, 2020 and the remaining on September 25, 2021.

On June 17, 2019, Odyssey Semiconductor entered into a Contribution Agreement (the “Contribution Agreement”) with Richard Brown and James Shealy, who collectively owned 100% of the membership interests of JR2J. Pursuant to the Contribution Agreement, Messrs. Brown and Shealy contributed their membership interests in JR2J to Odyssey Semiconductor, in exchange for a total of 5,316,667 shares of common stock of Odyssey Semiconductor. Following the transactions contemplated under the Contribution Agreement, JR2J became the wholly-owned subsidiary of Odyssey Semiconductor.

On June 18, 2019, Odyssey Semiconductor issued 350,000 shares of immediately vested common stock to Jeffrey Shealy for cash proceeds of $350 in connection with services provided by Mr. Shealy. On June 21, 2019, the Company acquired 100% shares of Odyssey Semiconductor through a share exchange with stockholders of Odyssey Semiconductor, pursuant to which Mr. Shealy exchanged 350,000 shares of common stock of Odyssey Semiconductor to the same number of shares of the Company’s Common Stock. Jeffrey Shealy is brother of James Shealy, an officer and a principal owner of the Company. The shares issued to Mr. Shealy had an issuance date fair value (based upon a contemporaneous private offering of our common stock at $1.50 per share) of $1.50 per share, or $525,000 in total.

DESCRIPTION OF CAPITAL STOCK

Our authorized capitalization consists of 50,000,000 shares, which include (i) 45,000,000 shares of Common Stock, par value $.0001 per share, of which 11,159,661 shares of Common Stock are issued and outstanding as at the date of this prospectus, and (ii) 5,000,000 shares of preferred stock, par value $.0001 per share, of which no share is issued and outstanding.

Common Stock

Each share of Common Stock entitles the holder thereof to one (1) vote on all matters submitted to a vote of the holders of Common Stock. Holders of shares of Common Stock are not entitled to cumulative voting rights in the election of directors. Holders of shares of Common Stock are entitled to receive such dividends as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders.

Shareholders do not have any pre-emptive rights to subscribe for or purchase any stock or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

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Preferred Stock

The Preferred Stock of the Company shall be issued by the Board of Directors in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors may determine from time to time.

Warrants

As of the date of this prospectus, we had five-year warrants to purchase an aggregate of 155,966 shares of Common Stock at an exercise price of $1.50 per share issue to the placement agent in the August 2019 Private Placement.

Options

As of the date of this prospectus, there are 1,890,000 outstanding options to purchase our Common Stock at the price of $1.50 per share.

Transfer Agent and Registrar

VStock Transfer, LLC is the transfer agent and registrar for our Common Stock.

Quotation of Securities

Our Common Stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any exchange.

SELLING STOCKHOLDERS

The following table sets forth information as of the date of this prospectus, to our knowledge, about the beneficial ownership of our Common Stock by the selling stockholders both before and immediately after the offering.

All of the selling stockholders received their securities in: (i) our formation, (ii) the August 2019 Private Placement; and/or (iii) the issuance in connection with the merger with Odyssey Semiconductor. We have been advised by the selling stockholders that they have sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by them unless otherwise indicated. We have been advised by broker dealers and/or their affiliates that all securities purchased by them (except the shares underlying the placement agent warrants) were purchased by such persons and entities in the ordinary course of business and at the time of purchase, such purchasers did not have any agreements or understandings, directly or indirectly, with any person to distribute such securities.

The percent of beneficial ownership for the selling stockholders is based on 11,159,661 shares of Common Stock outstanding as of the date of this prospectus. Warrants to purchase shares of our Common Stock held by certain investors that are currently exercisable or exercisable within 60 days of the date of this prospectus are considered outstanding and beneficially owned by such investors for the purpose of computing the percentage ownership of their respective percentage ownership but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

Other than Michael Thompson (who is not a selling stockholder), each of our officers and directors participated in the August 2019 Private Placement and is listed as a selling stockholder in the following table for the shares purchased in such offering.

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our Common Stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our Common Stock which the stockholder has the right to acquire within 60 days, including upon exercise of warrants to purchase shares of our Common Stock.

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The shares of Common Stock being offered pursuant to this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their Common Stock. Information about the selling stockholders may change over time. The share information contained in the below table is accurate as of July 20, 2020, the date of the Prospectus.

	Shares Beneficially				Shares Beneficially
	Owned as of the date of			Shares	Owned After the
	this Prospectus(1)(3)			Offered by	Offering(2)
Name of Selling Stockholder	Number Shares	Warrants	Percent	this Prospectus(1)(3)	Number	Percent
Mark Tompkins (4)	2,882,333	0	25.83%	707,333	2,175,000	19.49%
Ian Jacobs (5)	225,000	0	2.02%	112,500	112,500	1.01%
The Mark A. Emalfarb Trust dated October 1, 1987 (6)	50,000	0	0.45%	25,000	25,000	0.22%
Montrose Capital Partners Limited (7)	75,000	0	0.67%	75,000	0	0
Scott Wilfong (8)	93,333	0	0.84%	46,666	46,667	0.42%
The Del Mar Consulting Group, Inc. Retirement Plan Trust (9)	140,000	0	1.25%	70,000	70,000	0.63%
Barbara Glenns (10)	20,000	0	0.18%	10,000	10,000	0.09%
Michael Silverman (11)	149,667	52,000	1.80%	135,167	66,500	0.60%
Paul Tompkins (12)	50,000	0	0.45%	25,000	25,000	0.22%
Stephen Renaud (13)	88,667	95,966	1.65%	148,633	36,000	0.32%
MSK Venture Partners, LLC (14)	33,334	0	0.30%	16,667	16,667	0.15%
David Aichele	13,336	0	0.12%	13,336	0	0
Todd Baszucki	100,000	0	0.90%	100,000	0	0
Andrew Brenner	25,000	0	0.22%	25,000	0	0
Richard J. Brown (27)	66,667	0	0.60%	66,667	0	0
Robert Burkhardt	20,000	0	0.18%	20,000	0	0
Lee Harrison Corbin	33,334	0	0.30%	33,334	0	0
David Darwish (15)	10,000	0	0.09%	10,000	0	0
David I. Obolensky Living Trust DTD June 28, 2017 (16)	100,000	0	0.90%	100,000	0	0
Brook & Suzanne Deaver JTWROS	8,334	0	0.07%	8,334	0	0
Peter Edelman	33,334	0	0.30%	33,334	0	0
Carl Fazio (17)	33,334	0	0.30%	33,334	0	0
Robert Frankel	13,334	0	0.12%	13,334	0	0
Daniel W. and Allaire Hummel JTWROS	23,334	0	0.21%	23,334	0	0
Robert & Maria Johnston JTWROS	50,000	0	0.45%	50,000	0	0
Jupiter Trustees Limited as Trustee of the Ramrakhi Trust (18)	66,666	0	0.60%	66,666	0	0
Thomas A. McGurk Jr.	16,667	0	0.15%	16,667	0	0
David Ngo	33,334	0	0.30%	33,334	0	0
Peter Ohler	26,667	0	0.24%	26,667	0	0

49

Pauline M. Howard Trust dtd 01.02.98 (19)	16,667	0	0.15%		16,667	0	0
Revocable Trust of Peter Backus dated January 24, 2019 (20)	133,334	0	1.19%		133,334	0	0
Daniel Salvas	20,000	0	0.18%		20,000	0	0
Joshua Shaw	33,333	0	0.30%		33,333	0	0
James R. Shealy (27) (28)	66,667	0	0.60%		66,667	0	0
Jeffrey B. Shealy (21) (28)	383,334	0	3.43%		383,334	0	0
Catherine Shealy Sinclair (28)	40,000	0	0.36%		40,000	0	0
Software Motor Company (22)	70,000	0	0.63%		70,000	0	0
Bill Strawbridge	16,667	0	0.15%		16,667	0	0
Clayton A. Struve	100,000	0	0.90%		100,000	0	0
The Craig R. Whited and Gilda Whited Joint Living Trust DTD 03.25.16 (23)	67,000	0	0.60%		67,000	0	0
John V. Wagner	26,667	0	0.24%		26,667	0	0
Willis, Michael L. and Sharon D., JTWROS	66,667	0	0.60%		66,667	0	0
Johnny E. Wilson III	13,334	0	0.12%		13,334	0	0
Daniel M. & Julie Wolfe TIC	7,000	0	0.06%		7,000	0	0
Thomas Zahavi	33,334	0	0.30%		33,334	0	0
Michael Zimmerman	10,000	0	0.09%		10,000	0	0
Steven P. DenBaars	13,334	0	0.12%		13,334	0	0
Joel Levine	25,000	0	0.22%		25,000	0	0
Timothy Michael McMahon	16,667	0	0.15%		16,667	0	0
Richard T. Ogawa (27)	16,667	0	0.15%		16,667	0	0
The Prag Living Trust UTD 9/23/2019 (24)	36,648	0	0.18	3%	36,648	0	0
Ulexus LLC (25) (27)	16,666	0	0.15%		16,666	0	0
Brett Nesland	133,333	0	1.19%		133,333	0	0
EFD Capital Inc. (26)	0	8,000	0.07%		8,000	0	0
Total	5,842,994	155,966	53.01%		3,415,626	2,583,334	23.15%

(1) Unless otherwise indicated in the footnotes, the selling stockholders received their securities in the August 2019 Private Placement.

(2) Assumes the sale of all shares offered pursuant to this prospectus.

(3) Share numbers include shares of Common Stock issuable upon exercise of warrants that are exercisable within sixty days of July 20, 2020.

(4) This selling stockholder received 2,675,000 shares in the formation of the Company (500,000 shares of which are registered in this Registration Statement), and 207,333 shares in the August 2019 Private Placement. Mark Tompkins and another selling stockholder, Paul Tompkins, are siblings.

(5) This selling stockholder received 225,000 shares in the formation of the Company (112,500 shares of which are registered in this Registration Statement).

(6) This selling stockholder received 50,000 shares in the formation of the Company (25,000 shares of which are registered in this Registration Statement). The person having voting, dispositive or investment powers over The Mark A. Emalfarb Trust dated October 1, 1987 is Mark A. Emalfarb.

(7) This selling stockholder received 75,000 shares in the formation of the Company (all of which are registered in this Registration Statement). The person having voting, dispositive or investment powers over Montrose Capital Partners Limited is Mark Tompkins.

(8) This selling stockholder received 93,333 shares in the formation of the Company (46,666 shares of which are registered in this Registration Statement).

(9) This selling stockholder received 140,000 shares in the formation of the Company (70,000 shares of which are registered in this Registration Statement). The person having voting, dispositive or investment powers over The Del Mar Consulting Group, Inc. Retirement Plan Trust is Robert B. Prag.

(10) This selling stockholder received 20,000 shares in the formation of the Company (10,000 shares of which are registered in this Registration Statement).

(11) This selling stockholder received 133,000 shares in the formation of the Company (66,500 shares of which are registered in this Registration Statement), 16,667 shares in the August 2019 Private Placement, and 52,000 shares of Common Stock underlying placement agent warrants issued in connection with the August 2019 Private Placement. We have been advised by Mr. Silverman that he is an affiliate of a broker-dealer and that he purchased these shares (except the shares underlying the placement agent warrants) in the ordinary course of business and at the time of purchase, he did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares.

(12) This selling stockholder received 50,000 shares in the formation of the Company (25,000 shares of which are registered in this Registration Statement).

(13) This selling stockholder received 72,000 shares in the formation of the Company (36,000 shares of which are registered in this Registration Statement), 16,667 shares in the August 2019 Private Placement, and 95,966 shares of Common Stock underlying placement agent warrants issued in connection with the August 2019 Private Placement. We have been advised by Mr. Renaud that he is an affiliate of a broker-dealer and that he purchased these shares (except the shares underlying the placement agent warrants) in the ordinary course of business and at the time of purchase, he did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares.

50

(14) 33,334 shares were issued to MSK Venture Partners, LLC for services provided to the Company in connection with the merger with Odyssey Semiconductor (16,667 shares of which are registered in this Registration Statement). The person having voting, dispositive or investment powers over MSK Venture Partners, LLC is Nimish Patel.

(15) We have been advised by the selling stockholder that he is an affiliate of a broker-dealer and that he purchased these shares in the ordinary course of business and at the time of purchase, he did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares.

(16) The person having voting, dispositive or investment powers over David I. Obolensky Living Trust DTD June 28, 2017 is David I. Obolensky. We have been advised by the selling stockholder that it is an affiliate of a broker-dealer and that it purchased these shares in the ordinary course of business and at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares.

(17) We have been advised by the selling stockholder that he is an affiliate of a broker-dealer and that he purchased these shares in the ordinary course of business and at the time of purchase, he did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares.

(18) The persons having voting, dispositive or investment powers over Jupiter Trustees Limited as Trustee of the Ramrakhi Trust are Mark de la Rue, Christopher de Putron and Simon Savident as directors.

(19) The person having voting, dispositive or investment powers over Pauline M. Howard Trust dtd 01.02.98 is Candy D’Azevedo Bathon.

(20) The person having voting, dispositive or investment powers over Revocable Trust of Peter Backus dated January 24, 2019 is Peter Backus.

(21) This selling stockholder received 350,000 shares of Common Stock in connection with the merger with Odyssey Semiconductor on June 21, 2019, and purchased 33,334 shares of Common Stock in the August 2019 Private Placement.

(22) The person having voting, dispositive or investment powers over Software Motor Company is Ryan Morris.

(23) The person having voting, dispositive or investment powers over The Craig R. Whited and Gilda Whited Joint Living Trust DTD 03.25.16 is Craig R. Whited.

(24) The person having voting, dispositive or investment powers over The Prag Living Trust UTD 9/23/2019 is Robert B. Prag.

(25) The person having voting, dispositive or investment powers over Ulexus LLC is Alex Behfar.

(26) The person having voting, dispositive or investment powers over EFD Capital Inc. is Barbara Glenns.

(27) The selling stockholder is an officer or director of the Company.

(28) James R. Shealy, Jeffrey B. Shealy, and Catherine Shealy Sinclair are siblings.

PLAN OF DISTRIBUTION

The selling stockholders, which term as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

51

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such beneficial owner before the offering; (4) the amount to be offered for the beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such beneficial owner after the offering is complete.

In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering, provided, however, we will receive proceeds from the exercise of the warrants held by certain investors.

Except those who are deemed “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers or agents, or their affiliates, that participate in the sale of the Common Stock or interests therein may be deemed “underwriters” within the meaning of Section 2(11) of the Securities Act. In such event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. In addition, selling stockholders who are deemed “underwriters” within the meaning of Section 2(11) of the Securities Act will not be eligible to rely on Rule 144 to resell their shares.

To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

52

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is presently quoted on the OTC Pink under the stock ticker symbol of “ODII” since May 15, 2020. There is currently no trading activity of our common stock. We plan to apply for the trading of our Common Stock on the OTCQB Market upon the effectiveness of the registration statement of which this prospectus is a part. However, we cannot provide assurance that our shares will actually be quoted on the OTCQB Market or, if quoted, that a viable public market will materialize or be sustained.

Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Holders

As of the date of this prospectus, there are 53 record holders of our Common Stock.

LEGAL MATTERS

Robinson & Cole, LLP, 1055 Washington Boulevard, Stamford, CT 06901 has acted as our counsel in connection with the preparation of this prospectus and the issuance of an opinion relating to the validity of the securities offered in this prospectus.

EXPERTS

The balance sheets of the Company and its subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2019 and 2018, and the related notes, included in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this registration statement, and are included in reliance on such report of such firm given upon their authority as experts in accounting and auditing.

53

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our Common Stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus, although not necessarily complete, include the material provisions of such document, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC, which are publicly available through the SEC’s web site at http://www.sec.gov.

You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the web site of the SEC referred to above.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1) Current Report on Form 8-K filed with the SEC on March 24, 2020;

(2) Current Report on Form 8-K filed with the SEC on May 15, 2020;

(3) Annual Report on Form 10-K filed with the SEC on May 29, 2020; and

(4) Quarterly Report on Form 10-Q filed with the SEC on June 26, 2020.

54

Index to Financials

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

F-1

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December
	2020	31, 2019
Assets
Current Assets:
Cash	$250,669	$697,141
Contract assets	201,184	543,944
Accounts receivable	221,366	1,480
Deferred expenses	166,033	111,548
Prepaid expenses and other current assets	137,209	147,065
Total Current Assets	976,461	1,501,178
Restricted cash	101,141	101,141
Deferred offering costs	104,724	83,983
Property and equipment, net	599,725	389,845
Total Assets	$1,782,051	$2,076,147
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$350,524	$218,005
Deferred revenue	324,378	312,378
Total Current Liabilities	674,902	530,383
Commitments and contingencies (Note 8)
Stockholders' Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none outstanding At March 31, 2020 and December 31, 2019	—	—
Common stock, $0.0001 par value, 45,000,000 shares authorized, 11,159,661
shares issued and outstanding as of March 31, 2020 and December 31, 2019	1,116	1,116
Additional paid-in capital	3,081,820	3,017,940
Accumulated deficit	(1,975,787)	(1,473,292)
Total Stockholders' Equity	1,107,149	1,545,764
Total Liabilities and Stockholders' Equity	$1,782,051	$2,076,147

See notes to these consolidated financial statements.

F-2

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For The Quarter Ended
	March 31,
	2020	2019
Revenues	$205,811	$56,880
Cost of Revenues	212,832	36,592
Gross (Loss) Profit	(7,021)	20,288
Operating Expenses:
Research and development	182,424	7,421
Selling, general, and administrative	313,036	2,655
Total Operating Expenses	495,460	10,076
(Loss) Income From Operations	(502,481)	10,212
Other Income:
Interest income (expense), net	(14)	5
Net (Loss) Income	$(502,495)	$10,217
Net (Loss) Income Per Share:
Basic	$(0.05)	$0.00
Diluted	$(0.05)	$0.00
Weighted average number of shares of Common Stock :
Basic	11,159,661	5,316,667
Diluted	11,159,661	5,316,667
Unaudited Pro Forma Financial Information:
(Loss) Income Before Income Taxes	$(502,495)	$10,217
Pro forma provision for income taxes	—	(2,820)
Pro Forma Net (Loss) Income	$(502,495)	$7,397
Pro Forma Net (Loss) Income Per Share:
Basic	$(0.05)	$0.00
Diluted	$(0.05)	$0.00
Weighted average number of shares of Common Stock:
Basic	11,159,661	5,316,667
Diluted	11,159,661	5,316,667

See notes to these condensed consolidated financial statements.

F-3

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE QUARTERS ENDED MARCH 31, 2020 AND 2019
(unaudited)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance - December 31, 2019	11,159,661	$1,116	$3,017,940	$(1,473,292)	$1,545,764

Stock-based compensation		—	63,880	—	63,880

Net loss - quarter ended March 31, 2020	—	—	—	(502,495)	(502,495)

Balance - March 31, 2020	11,159,661	$1,116	$3,081,820	$(1,975,787)	$1,107,149

	Common Stock		Additional Paid-In	Retained	Total Stockholders'
	Shares	Amount	Earnings	Earnings	Equity
Balance - December 31, 2018	5,316,667	$532	$(532)	$184,877	$184,877

Net income - quarter ended March 31, 2019	—	—	—	10,217	10,217

Balance - March 31, 2019	5,316,667	$532	$(532)	$195,094	$195,094

See notes to these condensed consolidated financial statements.

F-4

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For The Quarters Ended
	March 31,
	2020	2019
Cash Flows From Operating Activities:
Net (loss) income	$(502,495)	$10,217
Adjustments to reconcile net (loss) income to net cash used in operating activities
Stock-based compensation	63,880	—
Depreciation and amortization	13,273	839
Changes in operating assets and liabilities:
Contract assets	342,760	61,140
Accounts receivable	(219,886)	(44,330)
Prepaid expenses and other current assets	9,857	—
Deferred expenses	(54,485)	—
Accounts payable and accrued expenses	132,519	(33,348)
Deferred revenue	12,000	—
Total Adjustments	299,918	(15,699)
Net Cash Used In Operating Activities	(202,577)	(5,482)
Cash Flows From Investing Activities:
Purchases of property and equipment	(223,153)	—
Cash Flows From Financing Activities:
Payment of deferred offering costs	(20,743)	—
Net Decrease In Cash and Restricted Cash	(446,473)	(5,482)
Cash and Restricted Cash - Beginning Of Period	798,283	25,011
Cash and Restricted Cash - End Of Period	$351,810	$19,529
Cash and Restricted Cash Consisted of the Following:
Cash	$250,669	$19,529
Restricted cash	101,141	—
	$351,810	$19,529
Supplemental Disclosures of Cash Flow Information:
Cash paid during the quarter ended for:
Income taxes	$—	$3,000

See notes to these condensed consolidated financial statements.

F-5

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

Note 1 - Business Organization, Reverse Recapitalization and Liquidity

Organization and Operations

Odyssey Semiconductor Technologies, Inc. ("Odyssey Technologies") was incorporated on April 12, 2019 under the laws of the State of Delaware. Odyssey Technologies, through its wholly-owned subsidiary, Odyssey Semiconductor, Inc. (“Odyssey Semiconductor”) and Odyssey Semiconductor’s wholly owned subsidiary, JR2J, LLC (“JR2J”) (collectively, the “Company”), is a semiconductor device company developing high-voltage power switching components and systems based on proprietary Gallium Nitride (“GaN”) processing technology.

Reverse Recapitalization and Common Control Merger

On June 17, 2019, Odyssey Semiconductor entered into a contribution agreement with 100% of the members of JR2J (“Contribution Agreement”). Pursuant to the Contribution Agreement, the members of JR2J agreed to transfer 100% of their membership interests in JR2J to the Odyssey Semiconductor in exchange for the issuance of an aggregate of 5,316,667 shares of common stock of Odyssey Semiconductor (the “Contribution”). In connection with the Contribution Agreement, JR2J became a wholly-owned subsidiary of Odyssey Semiconductor. Odyssey Semiconductor and JR2J were determined to be entities held under common control through identical common ownership. Accordingly, the effect of the merger was retrospectively applied to all financial statement periods presented herein and the historical financial statements of Odyssey Semiconductor and JR2J are combined.

On June 21, 2019, Odyssey Technologies entered into a share exchange agreement (the “Share Exchange Agreement”) with Odyssey Semiconductor and 100% of the stockholders of Odyssey Semiconductor (the “Semiconductor Stockholders”). On June 21, 2019 (the “Closing Date”), the Company closed the transaction contemplated by the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, the Semiconductor Stockholders agreed to transfer an aggregate of 5,666,667 shares of common stock of Odyssey Semiconductor to Odyssey Technologies in exchange for Odyssey Technologies’ issuance of an aggregate of 5,666,667 shares of its common stock to the Semiconductor Stockholders (the “Share Exchange”). On the Closing Date, Odyssey Semiconductor became a wholly-owned subsidiary of Odyssey Technologies, the Semiconductor Stockholders beneficially owned approximately 61.37% of Odyssey Technologies’ common stock on a fully-diluted basis, Odyssey Technologies began operating Odyssey Semiconductor’s business of developing high-voltage power switching components and systems, and all directors and officers of Odyssey Technologies resigned and were replaced by the directors and officers of Odyssey Semiconductor.

The closing of the Share Exchange was accounted for as a reverse recapitalization under the provisions of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification (“ASC”) Topic 805-40. The condensed consolidated statements of operations herein reflect the historical results of Odyssey Semiconductor prior to the completion of the reverse recapitalization since it was determined to be the accounting acquirer, and do not include the historical results of operations for Odyssey Technologies prior to the completion of the reverse recapitalization. Odyssey Technologies’ assets and liabilities are consolidated with the assets and liabilities of Odyssey Semiconductor as of the Closing Date. Odyssey Semiconductor’s retained earnings are being carried forward as the Company’s retained earnings.

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID-19) on the operation and financial performance of our business will depend on future developments, including the duration and spread of the outbreak, related travel advisories and restrictions, the consequential potential of staff shortages, and project development delays, all of which are highly uncertain and cannot be predicted. If demand for the Company's services or the Company’s ability to service customers are impacted for an extended period, especially as it relates to major customers, our financial condition and results of operations may be materially adversely affected.

F-6

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

Liquidity and Financial Condition

As of March 31, 2020, the Company had a cash balance, working capital and accumulated deficit of approximately $250,000, $300,000 and $2,000,000, respectively. During the quarter ended March 31, 2020, the Company generated net loss of approximately $500,000. Subsequent to March 31, 2020, the Company received loan proceeds under government programs of approximately $271,000  . See Note 10 – Subsequent Events for details.

The Company believes its current cash on hand is sufficient to meet its operating obligations and capital requirements for at least twelve months from the issuance of these financial statements. Thereafter, the Company may need to raise further capital through the sale of additional equity or debt securities or other debt instruments to support its future operations. The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully commercialize its products and services, competing technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement its product and service offerings. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its development initiatives or attain profitable operations. If the Company is unable to obtain additional financing on a timely basis, it may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately, the Company could be forced to discontinue its operations and liquidate.

Note 2 - Summary of Significant Accounting Policies

There have been no material changes to the significant accounting policies included in the consolidated financial statements as of December 31, 2019 and for the year then ended, which were previously filed, except as disclosed in this note.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed consolidated financial statements of the Company as of March 31, 2020 and for the three months ended March 31, 2020 and 2019. The results of operations for the three months ended March 31, 2020 are not necessarily indicative of the operating results for the full year ending December 31, 2020 or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and related disclosures as of December 31, 2019 and for the year then ended which have been previously filed.

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and the amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, fair value calculations for equity securities, stock-based compensation, the collectability of receivables, the recoverability and useful lives of long-lived assets, and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents in the financial statements. As of March 31, 2020 and December 31, 2019, the Company had no cash equivalents. The Company has cash on deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. The Company reduces its credit risk by placing its cash and cash equivalents with major financial institutions.

Restricted Cash

Restricted cash was comprised of cash held as a security deposit in connection with the Company’s operating lease. See Note 7 – Commitments and Contingencies - Operating Lease for additional details.

F-7

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

Offering Costs

Deferred offering costs, which primarily consist of direct, incremental professional fees incurred in connection with a debt or equity financing, are capitalized as non-current assets on the balance sheet. Once the financing closes, the Company reclassifies such costs as either discounts to notes payable or as a reduction of proceeds received from equity transactions so that such costs are recorded as a reduction of additional paid-in capital. If the completion of a contemplated financing was deemed to be no longer probable, the related deferred offering costs would be charged to general and administrative expense in the condensed consolidated financial statements.

Fair Value of Stock Options and Warrants

The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued. Option forfeitures are accounted for at the time of occurrence. The expected term used is the estimated period of time that warrants or options are expected to be outstanding. The Company utilizes the “simplified” method to develop an estimate of the expected term of “plain vanilla” employee options. For investor warrants and non-employee options, the expected term used is the contractual life of the instrument being valued. The Company does not yet have a trading history to support its historical volatility calculations. Accordingly, the Company is utilizing an expected volatility figure based on a review of the historical volatility of comparable entities over a period of time equivalent to the expected life of the instrument being valued.

Revenue Recognition

The Company recognizes revenue under ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company determines revenue recognition through the following steps:

•	Step 1: Identify the contract with the customer;
•	Step 2: Identify the performance obligations in the contract;
•	Step 3: Determine the transaction price;
•	Step 4: Allocate the transaction price to the performance obligations in the contract; and
•	Step 5: Recognize revenue when the company satisfies a performance obligation.

A majority of the Company’s revenues are generated from contracts with customers that require it to design, develop, manufacture, test and integrate complex equipment and to provide engineering and technical services according to customer specifications. These contracts are often priced on a time and material type basis. Revenues on time and material type contracts are generally recognized in each period based on the amount billable to the customer which is based on direct labor hours expended multiplied by the contractual fixed rate per hour, plus the actual costs of materials and other direct non-labor costs.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. Contract assets are comprised of unbilled contract receivables related to revenues earned but not yet invoiced to customers.

During the three months ended March 31, 2020 and 2019, there was no revenue recognized from performance obligations satisfied (or partially satisfied) in previous periods.

The Company generates revenue from government contracts that reimburse the Company for certain allowable costs for funded projects. For contracts with government agencies, when the Company has concluded that it is the principal in conducting the research and development expenses and where the funding arrangement is considered central to the Company’s ongoing operations, the Company classifies the recognized funding received as revenue. The Company has determined that revenue generated from government grants is outside the scope of ASC 606 and, as a result, the Company recognizes revenue upon incurring qualifying, reimbursable expenses. During the three months ended March 31, 2020 and 2019, the Company recognized approximately $201,000 and $57,000, respectively, of grant revenue.

Deferred Expenses

Deferred expenses consist of labor, materials and other costs that are attributable to customer contracts that the Company has not completed its performance obligation under the contract and, as a result, has not recognized revenue. As of March 31, 2020 and December 31, 2019, deferred expenses were $166,000 and $112,000, respectively.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. The fair value of the award is measured on the grant date. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Upon the exercise of an award, the Company issues new shares of common stock out of its authorized shares.

F-8

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

Net (Loss) Income per share of Common Stock

Basic net (loss) income per share of common stock is computed by dividing net (loss) income by the weighted average number of vested shares of common stock outstanding during the period. Diluted net income per share of common stock is computed by dividing net income by the weighted average number of common and dilutive common-equivalent shares outstanding during each period.

The following shares were excluded from the calculation of weighted average dilutive shares of common stock because their inclusion would have been anti-dilutive:

	As of March 31,
	2020	2019
Warrants	155,966	0
Options	965,000	0
Total	1,120,966	0

Income Taxes

As described in Note 1 - Business Organization, Nature of Operations and Reverse Recapitalization, beginning in June 2019, the operations of the Company are subject to federal and state income taxes.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company has recorded a full valuation allowance against its deferred tax assets for all periods, due to the uncertainty of future utilization.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of March 31, 2020 and December 31, 2019. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as selling, general and administrative expenses in the consolidated statements of operations.

Unaudited Pro Forma Financial Information

The unaudited pro forma information gives effect to the Company’s conversion from a tax exempt entity into a tax paying entity beginning in June 2019. During the three months ended March 31, 2019, the Company has estimated its pro forma income tax provision using a combined federal and state (New York) effective tax rate of 27.6%. No tax benefit was recorded for pro forma purposes for the three months ended March 31, 2019, as it was deemed that the recovery of a pro forma deferred tax asset would not meet the “more likely than not” threshold. Therefore, a full pro forma valuation reserve would be established, such that no pro forma tax benefit would be recorded. Pro forma information is therefore unchanged from the actual results for the quarter ended March 31, 2019. There is no pro forma impact for the quarter ended March 31, 2020, since the entity reflects its tax provision as a tax paying entity for such period.

Recently Issued Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) - Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Pursuant to ASU 2019-10 the effective date for ASC 842 was deferred an additional year. The Company expects to recognize operating lease right-of-use assets and lease liabilities on the balance sheet upon adoption of this ASU. The Company is currently evaluating these ASUs and their impact on its consolidated financial statements.

F-9

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

Note 3 - Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	March 31, 2020	December 31, 2019

Insurance	$65,360	$100,061
Rent	—	908
Professional fees	10,000	17,500
Deposit	20,958	20,958
Other	40,891	7,638
Total	$137,209	$147,065

Note 4 - Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	March 31, 2020	December 31, 2019

Accounts payable	$238,366	$90,720
Accrued payroll and professional fees	44,374	51,115
Credit cards payable	43,723	56,759
Insurance	7,491	14,982
Other	16,570	4,429
Total	$350,524	$218,005

Note 5 – Related Party Transactions

Common Stock

On June 18, 2019, the Company issued 350,000 shares of immediately vested common stock for cash proceeds of $350 in connection with services provided to the Company. The shares were issued to an immediate family member of one of the Company’s members of management who is also a principal owner. The shares had an issuance date fair value of $1.50 per share, or $525,000 in total. As a result, the Company recognized stock-based compensation expense of $524,650 on the date of issuance.

Note 6 – Stockholders’ Equity

Reverse Recapitalization

See Note 1 - Business Organization, Nature of Operations and Reverse Recapitalization - Reverse Recapitalization and Common Control Merger for additional details.

Authorized Capital

The Company is authorized to issue 45,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. The holders of the Company’s common stock are entitled to one vote per share. No preferred shares have been issued through March 31, 2020.

Common Stock Transactions

See Note 5 - Related Party Transactions for additional details.

On June 21 and August 5, 2019, the Company sold an aggregate of 1,776,346 shares of common stock at $1.50 per share to accredited investors for aggregate gross and net cash proceeds of $2,664,513 and $2,204,502, respectively, which included issuance costs of $460,011 consisting of legal and professional fees, which were charged to additional paid-in capital upon issuance of the common stock. In addition, the Company issued to the Company’s placement agent immediately vested five-year warrants to purchase an aggregate of 155,966 shares of the Company’s common stock at an exercise price of $1.50 per share. The warrants were determined to be classified within stockholders’ equity and had an issuance date fair value of $148,202. As a result, the Company recognized the warrants by recording a debit and credit to additional paid-in capital.

F-10

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

On September 24, 2019, the Company sold an aggregate of 149,981 shares of common stock at $1.50 per share to accredited investors for aggregate cash proceeds of $224,972.

Note 7 – Equity Compensation Plan

On June 18, 2019, the Board of Directors and a majority of the Company’s shareholders, respectively, approved the 2019 Equity Compensation Plan (the “2019 Plan”). Under the 2019 Plan, 1,326,000 shares of common stock of the Company are authorized for issuance. The 2019 Plan provides for the issuance of incentive stock options, non-statutory stock options, rights to purchase common stock, stock appreciation rights, restricted stock, restricted stock, performance shares and performance units to employees, directors and consultants of the Company and its affiliates. The 2019 Plan requires the exercise price of stock options to be not less than the fair value of the Company’s common stock on the date of grant, or 110% of fair value in the case of incentive options granted to a ten-percent stockholder.

On September 25, 2019 and November 5, 2019, the Company granted ten-year options to purchase an aggregate of 350,000 shares of common stock at an exercise price of $1.50 per share to non-employee directors and consultants of the Company. Such options vest one-half on each of the two annual anniversaries of the date of grant.

On November 5, 2019, the Company granted five-year options to purchase an aggregate of 240,000 shares of common stock at an exercise price of $1.50 per share to employees. Such options vest ratably over three years on each annual anniversary of the date of grant.

On March 11, 2020, the Company granted the following ten-year options to purchase shares of common stock at an exercise price of $1.50 per share to the Company’s newly appointed Executive Chairman and Acting Chief Executive Officer under the 2019 Plan: (i) an option to purchase 965,850 shares of common stock that vests ratably on a monthly basis over two years and (ii) an option to purchase 321,950 shares of common stock that vests based on performance criteria to be mutually agreed to by the Board and the executive. The grant was reduced to 500,000 options, including 375,000 options and 125,000 options respectively under the two categories, due to limitations under the 2019 Plan. The terms of the 125,000 performance based options were not established as of March 31, 2020, and therefore are not considered granted.

	Shares	Weighted-Average Exercise Price per share	Weighted-Average Remaining Contractual Life (years)

Balance, January 1, 2020	590,000	$1.50	7.8
Options granted	375,000	1.50	9.9
Options exercised	—	—	—
Options converted		—	—
Options forfeited or expired	—	—	—
Balance, March 31, 2020	965,000	$1.50	8.9
Vested shares at March, 31, 2020	0	n/a	n/a

The Company has estimated the fair value of all stock option awards as of the date of grant by applying the Black-Scholes option-pricing model. In applying the Black-Scholes option pricing model, the Company used the following assumptions for 2020 issuances:

Risk-free interest rate	0.82%
Expected term	10 years
Expected volatility	78%
Expected dividends	0.00%
Grant date fair value of common stock	$1.50/share

During the quarter ended March 31, 2020, the Company granted options with a weighted average grant date fair value of $1.20 per share. The Company did not grant stock options during the quarter ended March 31, 2019.

During the quarter ended March 31, 2020, the Company recognized stock-based compensation expense related to stock options of $63,880 ($31,940 of which was included within general and administrative expenses, $26,830 of which was included in research and development expenses and $5,110 of which was included within cost of revenues on the consolidated statements of operations). As of March 31, 2020, there was unamortized stock-based compensation of approximately $900,000 which the Company expects to recognize over 1.9 years. There was no stock based compensation expense recorded during the quarter ended March 31, 2019.

F-11

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

Note 8 - Commitments and Contingencies

Litigations, Claims, and Assessments

From time to time, the Company is involved in various disputes, claims, liens and litigation matters arising out of the normal course of business. While the outcome of these disputes, claims, liens and litigation matters cannot be predicted with certainty, after consulting with legal counsel, management does not believe that the outcome of these matters will have a material adverse effect on the Company's combined financial position, results of operations or cash flows. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. As of March 31, 2020 and December 31, 2019, the Company had no liabilities recorded for loss contingencies.

Operating Lease

On August 21, 2019, the Company entered into a lease for a 10,000 square foot facility consisting of lab and office space. The lease requires monthly payments of $16,667 and expires on November 30, 2025. The Company has arranged for a $100,000 letter of credit in favor of the landlord in lieu of a security deposit, which is included as restricted cash on the condensed consolidated balance sheet as of March 31, 2020 and December 31, 2019. The minimum lease payments for the years ending December 31 are as follows: $200,004 in each of 2020 to 2023 and $400,008 thereafter.

Note 9 – Concentrations

During the three months ended March 31, 2020, substantially all revenues were generated from one entity (“Entity A”) pursuant to our contract with such entity. 100% of contract assets as of March 31, 2020 also related to Entity A. Deferred costs and deferred revenues at March 31, 2020 relate to two different entities, each of which is individually significant. Entity A represented substantially all of accounts receivable as of March 31, 2020.

During the three months ended March 31, 2019, revenues were generated from Entity A pursuant to our contract with such entity.

Note 10 - Subsequent Events

The Company has evaluated events that have occurred after the balance sheet and through the date the financial statements were issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed below.

Equity Compensation Plan

On May 26, 2020, the Board of Directors and a majority of the Company’s shareholders approved an amendment to the 2019 Plan to (i) increase the number of shares of common stock authorized for issuance under the 2019 Plan by 1,174,000 shares, such that a total of 2,500,000 shares of common stock are now authorized for issuance under the 2019 Plan; (ii) increase the maximum aggregate number of shares, options and/or other awards that may be granted to any one person during any calendar year from 500,000 to 1,300,000; and (iii) clarify the availability of cashless exercise as a form of consideration.

Paycheck Protection Program Loan

On May 1, 2020, the Company received loan proceeds in the amount of approximately $211,000 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, as amended (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of such qualifying business. The loans and accrued interest are forgivable after certain time periods further defined in the CARES Act (the “Covered Period”) as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the Covered Period.

The unforgiven portion of the PPP loan, if any, is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company intends to use the proceeds for purposes consistent with the PPP. While the Company currently believes that its use of the loan proceeds will meet the conditions for forgiveness of the loan, there can be no assurance that the Company will not take actions that could cause the Company to be ineligible for forgiveness of the loan, in whole or in part.

Economic Injury Disaster Loan Advance

On May 1, 2020, the Company received an advance in the amount of $10,000 from the U.S. Small Business Administration (“SBA”) under the Economic Injury Disaster Loan (“EIDL”) program administered by the SBA, which program was expanded pursuant to the CARES Act. Such advance amount will reduce the Company’s PPP loan forgiveness amount described above.

Tomkins County Area Development Loan

 On May 27, 2020, the Company received loan proceeds in the amount of $50,000 from the Tomkins County Area Development (“TCAD”) Emergency Relief Loan Fund. The loan matures after four years and bears interest in the amount of 2.5% per annum, with one year of no interest or principal payments, followed by three years of monthly payments of principal and interest in the amount of $1,443 per month. The loan is collateralized by certain assets of the Company.

F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Odyssey Semiconductor Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Odyssey Semiconductor Technologies, Inc. (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

We have served as the Company’s auditor since 2019.

Melville, NY

May 29, 2020

F-13

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
Assets

Current Assets:
Cash	$697,141	$25,011
Contract assets	543,944	329,062
Accounts receivable	1,480	2,170
Deferred expenses	111,548	-
Prepaid expenses and other current assets	147,065	2,039

Total Current Assets	1,501,178	358,282
Restricted cash	101,141	-
Deferred offering costs	83,983	-
Property and equipment, net	389,845	78,181

Total Assets	$2,076,147	$436,463

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and accrued expenses	$218,005	$251,586
Deferred revenue	312,378	-

Total Current Liabilities	530,383	251,586

Commitments and contingencies (See Note 9)	-	-

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2019 and 2018	-	-
Common stock, $0.0001 par value, 45,000,000 shares authorized, 11,159,661 and 5,316,667 shares issued and outstanding as of December 31, 2019 and 2018, respectively	1,116	532
Additional paid-in capital	3,017,940	(532)
(Accumulated deficit) retained earnings	(1,473,292)	184,877

Total Stockholders’ Equity	1,545,764	184,877

Total Liabilities and Stockholders’ Equity	$2,076,147	$436,463

See notes to these consolidated financial statements.

F-14

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Years Ended
	December 31,
	2019	2018

Revenues	$719,851	$590,540

Cost of Revenues	739,887	457,803

Gross (Loss) Profit	(20,036)	132,737

Operating Expenses:

Selling, general, and administrative	1,439,369	14,429

Total Operating Expenses	1,439,369	14,429

(Loss) Income From Operations	(1,459,405)	118,308

Other Income:
Interest income	1,236	704

Net (Loss) Income	$(1,458,169)	$119,012

Net (Loss) Income Per Share:
Basic	$(0.18)	$0.02
Diluted	$(0.18)	$0.02

Weighted Average Number of Common Shares Outstanding:
Basic	8,264,416	5,316,667
Diluted	8,264,416	5,316,667

Unaudited Pro Forma Financial Information:

(Loss) Income Before Income Taxes	$(1,458,169)	$119,012

Pro forma provision for income taxes	-	(32,847)

Pro Forma Net (Loss) Income	$(1,458,169)	$86,165

Pro Forma Net (Loss) Income Per Share:
Basic	$(0.18)	$0.02
Diluted	$(0.18)	$0.02

Weighted Average Number of Common Shares Outstanding:
Basic	8,264,416	5,316,667
Diluted	8,264,416	5,316,667

See notes to these consolidated financial statements.

F-15

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

				Retained
			Additional	Earnings	Total
	Common Stock		Paid-In	(Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit)	Equity

Balance - January 1, 2018	5,316,667	$532	$(532)	$85,865	$85,865

Dividend to stockholders	-	-	-	(20,000)	(20,000)

Net income	-	-	-	119,012	119,012

Balance - December 31, 2018	5,316,667	$532	$(532)	$184,877	$184,877

Dividend to stockholders	-	-	-	(200,000)	(200,000)

Equity of Odyssey Semiconductor Technologies, Inc. at the time of the reverse recapitalization	3,566,667	357	2,126	-	2,483

Issuance of common stock for cash, net of issuance costs [1]	1,926,327	192	2,429,282	-	2,429,474

Stock-based compensation:
Common stock	350,000	35	524,965	-	525,000

Stock options	-	-	62,099	-	62,099

Net loss	-	-	-	(1,458,169)	(1,458,169)

Balance - December 31, 2019	11,159,661	$1,116	$3,017,940	$(1,473,292)	$1,545,764

[1]	Includes gross proceeds of $2,889,485, less cash issuance costs of $460,011 and placement agent warrants with an issuance date fair value of $148,202 that were classified within stockholders’ equity.

See notes to these consolidated financial statements.

F-16

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Years Ended
	December 31,
	2019	2018
Cash Flows From Operating Activities:
Net (loss) income	$(1,458,169)	$119,012
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Stock-based compensation	580,178	-
Depreciation and amortization	5,341	3,400
Changes in operating assets and liabilities:
Contract assets	(214,882)	(228,475)
Accounts receivable	690	(2,170)
Prepaid expenses and other current assets	(145,026)	(2,039)
Deferred expenses	(104,627)	-
Accounts payable and accrued expenses	(37,052)	163,439
Deferred revenue	312,378	-

Total Adjustments	397,000	(65,845)

Net Cash (Used In) Provided By Operating Activities	(1,061,169)	53,167

Cash Flows From Investing Activities:
Purchases of property and equipment	(367,005)	(25,000)
Proceeds from sale of property and equipment	-	9,250
Cash acquired in reverse capitalization	2,483	-

Net Cash Used In Investing Activities	(364,522)	(15,750)

Cash Flows From Financing Activities:
Proceeds from sale of common stock [1]	2,445,603	-
Payment of offering costs	(16,129)	-
Payment of deferred offering costs	(30,512)	-
Dividend to stockholders	(200,000)	(20,000)

Net Cash Provided By (Used In) Financing Activities	2,198,962	(20,000)

Net Increase In Cash and Restricted Cash	773,271	17,417

Cash and Restricted Cash - Beginning Of Year	25,011	7,594

Cash and Restricted Cash - End Of Year	$798,282	$25,011

Cash and Restricted Cash Consisted of the Following:
Cash	$697,141	$25,011
Restricted cash	101,141	-
	$798,282	$25,011

See notes to these consolidated financial statements.

F-17

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Note 1 - Business Organization, Nature of Operations, Risks and Uncertainties, and Reverse Recapitalization

Organization and Operations

Odyssey Semiconductor Technologies, Inc. (“Odyssey Technologies”) was incorporated on April 12, 2019 under the laws of the State of Delaware. Odyssey Technologies, through its wholly-owned subsidiary, Odyssey Semiconductor, Inc. (“Odyssey Semiconductor”) and Odyssey Semiconductor’s wholly owned subsidiary, JR2J, LLC (“JR2J”) (collectively, the “Company”), is a semiconductor device company developing high-voltage power switching components and systems based on proprietary Gallium Nitride (“GaN”) processing technology.

Risks and Uncertainties

In March 2020, the World Health Organization declared the outbreak of a novel strain of coronavirus (“COVID-19”) as a pandemic which continues to spread throughout the United States. The Company is closely monitoring the outbreak of COVID-19 and its impact on the Company’s operations, financial position, cash flows, supply chains, customer purchasing trends, customer payments, and the industry in general in addition to the impact on the Company’s employees. The Company has concluded that while it is reasonably possible that the virus could have a negative impact on the results of operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if the pandemic continues to cause significant negative impacts to economic conditions, the Company’s results of operations, financial condition and liquidity could be adversely impacted.

Reverse Recapitalization and Common Control Merger

On June 17, 2019, Odyssey Semiconductor entered into a contribution agreement with 100% of the members of JR2J (“Contribution Agreement”). Pursuant to the Contribution Agreement, the members of JR2J agreed to transfer 100% of their membership interests in JR2J to the Odyssey Semiconductor in exchange for the issuance of an aggregate of 5,316,667 shares of common stock of Odyssey Semiconductor (the “Contribution”). In connection with the Contribution Agreement, JR2J became a wholly-owned subsidiary of Odyssey Semiconductor. Odyssey Semiconductor and JR2J were determined to be entities held under common control through identical common ownership. Accordingly, the effect of the merger was retrospectively applied to all financial statement periods presented herein and the historical financial statements of Odyssey Semiconductor and JR2J are combined.

On June 21, 2019, Odyssey Technologies entered into a share exchange agreement (the “Share Exchange Agreement”) with Odyssey Semiconductor and 100% of the stockholders of Odyssey Semiconductor (the “Semiconductor Stockholders”). On June 21, 2019 (the “Closing Date”), the Company closed the transaction contemplated by the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, the Semiconductor Stockholders agreed to transfer an aggregate of 5,666,667 shares of common stock of Odyssey Semiconductor to Odyssey Technologies in exchange for Odyssey Technologies’ issuance of an aggregate of 5,666,667 shares of its common stock to the Semiconductor Stockholders (the “Share Exchange”). On the Closing Date, Odyssey Semiconductor became a wholly-owned subsidiary of Odyssey Technologies, the Semiconductor Stockholders beneficially owned approximately 61.37% of Odyssey Technologies’ common stock on a fully-diluted basis, Odyssey Technologies began operating Odyssey Semiconductor’s business of developing high-voltage power switching components and systems, and all directors and officers of Odyssey Technologies resigned and were replaced by the directors and officers of Odyssey Semiconductor.

The closing of the Share Exchange was accounted for as a reverse recapitalization under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805-40. The consolidated statements of operations herein reflect the historical results of Odyssey Semiconductor prior to the completion of the reverse recapitalization since it was determined to be the accounting acquirer, and do not include the historical results of operations for Odyssey Technologies prior to the completion of the reverse recapitalization. Odyssey Technologies’ assets and liabilities will be consolidated with the assets and liabilities of Odyssey Semiconductor as of the Closing Date. Odyssey Semiconductor’s retained earnings are being carried forward as the Company’s retained earnings.

F-18

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Note 2 - Summary of Significant Accounting Policies

Liquidity and Financial Condition

As of December 31, 2019, the Company had a cash balance, working capital and accumulated deficit of $697,141, $970,795 and $1,473,292, respectively. During the years ended December 31, 2019 and 2018, the Company generated net (loss) income of $(1,458,169) and $119,012, respectively. Subsequent to December 31, 2019, the Company received aggregate loan proceeds of approximately $271,000. See Note 12 – Subsequent Events for details.

The Company believes its current cash on hand is sufficient to meet its operating obligations and capital requirements for at least twelve months from the issuance of these financial statements. Thereafter, the Company may need to raise further capital through the sale of additional equity or debt securities or other debt instruments to support its future operations. The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully commercialize its products and services, competing technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement its product and service offerings. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its development initiatives or attain profitable operations. If the Company is unable to obtain additional financing on a timely basis, it may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately, the Company could be forced to discontinue its operations and liquidate.

Unaudited Pro Forma Financial Information

The unaudited pro forma information gives effect to the Company’s conversion from a tax exempt entity into a tax paying entity. The Company has estimated its pro forma income tax provision using a combined federal and state (New York) effective tax rate of 27.6% for the years ended December 31, 2019 and 2018. No tax benefit was recorded for pro forma purposes for the year ended December 31, 2019, as it was deemed that the recovery of a pro forma deferred tax asset would not meet the “more likely than not” threshold. Therefore, a full pro forma valuation reserve would be established, such that no pro forma tax benefit would be recorded.

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and the amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, fair value calculations for equity securities, stock-based compensation, the collectability of receivables, the recoverability and useful lives of long-lived assets, and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents in the financial statements. As of December 31, 2019, and 2018, the Company had no cash equivalents. The Company has cash on deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. The Company reduces its credit risk by placing its cash and cash equivalents with major financial institutions. As of December 31, 2019 and 2018, the Company had $346,746 and $0, respectively, on deposit in excess of FDIC insurance limits.

Restricted Cash

Restricted cash was comprised of cash held as a security deposit in connection with the Company’s operating lease. See Note 10 – Commitments and Contingencies - Operating Lease for additional details.

F-19

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Note 2 - Summary of Significant Accounting Policies – Continued

Accounts Receivable

Accounts receivable are carried at their contractual amounts, less an estimate for uncollectible amounts. As of December 31, 2019 and 2018, there were no allowances for uncollectable amounts determined to be necessary. Management estimates the allowance for bad debts based on existing economic conditions, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation using the straight-line method over their estimated useful lives, once the asset is placed in service. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures which extend the economic life are capitalized. Leasehold improvements are depreciated over the lesser of their estimated useful lives or the remaining term of their respective lease. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized in the statement of operations for the respective period.

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

The estimated useful lives of property and equipment are as follows:

Useful Lives
Asset	(In Years)

Computer and office equipment	5
Lab equipment	5
Leasehold improvements	7
Machinery	10

Offering Costs

Deferred offering costs, which primarily consist of direct, incremental professional fees incurred in connection with a debt or equity financing, are capitalized as non-current assets on the balance sheet. Once the financing closes, the Company reclassifies such costs as either discounts to notes payable or as a reduction of proceeds received from equity transactions so that such costs are recorded as a reduction of additional paid-in capital. If the completion of a contemplated financing was deemed to be no longer probable, the related deferred offering costs would be charged to general and administrative expense in the consolidated financial statements.

F-20

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Note 2 - Summary of Significant Accounting Policies – Continued

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of the FASB ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, restricted cash, accounts payable and accrued expenses approximate fair values due to the short-term nature of these instruments.

Fair Value of Stock Options and Warrants

The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued. Option forfeitures are accounted for at the time of occurrence. The expected term used is the estimated period of time that warrants or options are expected to be outstanding. The Company utilizes the “simplified” method to develop an estimate of the expected term of “plain vanilla” employee options. For investor warrants and non-employee options, the expected term used is the contractual life of the instrument being valued. The Company does not yet have a trading history to support its historical volatility calculations. Accordingly, the Company is utilizing an expected volatility figure based on a review of the historical volatility of comparable entities over a period of time equivalent to the expected life of the instrument being valued.

Income Taxes

In light of the transactions described in Note 1, Business Organization, Nature of Operations and Reverse Recapitalization, the operations of the Company became subject to United States Federal and New York State income taxes on June 21, 2019.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as selling, general and administrative expenses in the consolidated statements of operations.

F-21

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Note 2 - Summary of Significant Accounting Policies – Continued

Revenue Recognition

The Company recognizes revenue under ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). The Company determines revenue recognition through the following steps:

●	Step 1: Identify the contract with the customer;
●	Step 2: Identify the performance obligations in the contract;
●	Step 3: Determine the transaction price;
●	Step 4: Allocate the transaction price to the performance obligations in the contract; and
●	Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company recognizes revenue primarily from the following different types of contracts:

●	Contract fabrication – The Company designs, develops, manufactures, tests and integrates complex equipment and provides engineering and technical services according to customer specifications. These contracts are often priced on a time and material type basis. Revenues on time and material type contracts are generally recognized in each period based on the amount billable to the customer which is based on direct labor hours expended multiplied by the contractual fixed rate per hour, plus the actual costs of materials and other direct non-labor costs.
●	Production – The Company manufactures semiconductors requested by the customer. Revenue is recognized at the point the customer obtains controls of the goods and the Company satisfies its performance obligation, which is generally at the time it ships the product to the customer.
●	Research and development - The Company engages in government research and development contracts whereby the Company gets reimbursed for pre-approved research and development initiatives. The Company recognizes revenue upon incurring qualifying, reimbursable expenses.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue and deferred expenses until the performance obligations are satisfied. Contract assets are comprised of unbilled contract receivables related to revenues earned but not yet invoiced to customers.

During the years ended December 31, 2019 and 2018, there was no revenue recognized from performance obligations satisfied (or partially satisfied) in previous periods.

The Company generates revenue from government contracts that reimburse the Company for certain allowable costs for funded projects. For contracts with government agencies, when the Company has concluded that it is the principal in conducting the research and development expenses and where the funding arrangement is considered central to the Company’s ongoing operations, the Company classifies the recognized funding received as revenue. The Company has determined that revenue generated from government grants is outside the scope of ASC 606 and, as a result, the Company recognizes revenue upon incurring qualifying, reimbursable expenses. During the years ended December 31, 2019 and 2018, the Company recognized $557,920 and $229,025, respectively, of grant revenue in its consolidated statements of operations.

Stock-Based Compensation

The Company adopted Accounting Standards Update (“ASU”) 2018-07, “Compensation — Stock Compensation (Topic 718)” effective January 1, 2019. As of such date, the Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. The fair value of the award is measured on the grant date. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Upon the exercise of an award, the Company issues new shares of common stock out of its authorized shares.

F-22

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Note 2 - Summary of Significant Accounting Policies – Continued

Net (Loss) Income Per Common Share

Basic net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of vested common shares outstanding during the period. Diluted net income per common share is computed by dividing net income by the weighted average number of common and dilutive common-equivalent shares outstanding during each period.

The following shares were excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	December 31,
	2019	2018
Warrants	155,966	-
Options	590,000	-
Total potentially dilutive shares	745,966	-

Reclassifications

Certain prior year balances have been reclassified in order to conform to current year presentation. These reclassifications have no effect on previously reported results of operations or income per share.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Recently Issued Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) - Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. See ASU 2019-10 below, which defers the effective date for ASC 842. The Company expects to recognize operating lease right-of-use assets and lease liabilities on the balance sheet upon adoption of this ASU. The Company is currently evaluating these ASUs and their impact on its consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-08, “Not-For-Profit Entities – Clarifying the Scope and the Accounting Guidance for Contributions Received and Contributions Made” (“ASU 2018-08”). ASU 2018-08 is intended to clarify and improve the scope and the accounting guidance for contributions received and contributions made. The amendments in ASU No. 2018-08 should assist entities in (1) evaluating whether transactions should be accounted for as contributions (nonreciprocal transaction) within the scope of Topic 958, Not-for-Profit Entities, or as exchange (reciprocal) transactions subject to other guidance and (2) determining whether a contribution is conditional. This amendment applies to all entities that make or receive grants or contributions. The amendments should be applied on a modified prospective basis. The modified prospective adoption is applied to agreements that are not completed as of the effective date, or entered into after the effective date. Retrospective application is permitted. The amendments are effective for transactions in which the Company serves as the resource recipient for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The adoption of this ASU on January 1, 2020 did not have a material impact on the Company’s consolidated financial statements.

F-23

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Note 2 - Summary of Significant Accounting Policies – Continued

Recently Issued Accounting Standards – Continued

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The adoption of this ASU on January 1, 2020 did not have a material impact on the Company’s consolidated financial statements.

In November 2019, the FASB issued ASU 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842)” (“ASU 2019-10”). ASU 2019-10 (i) provides a framework to stagger effective dates for future major accounting standards and (ii) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 changes some effective dates for certain new standards on the following topics in the FASB Accounting Standards Codification (ASC): (a) Derivatives and Hedging (ASC 815) – now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (b) Leases (ASC 842) - now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (c) Financial Instruments — Credit Losses (ASC 326) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years; and (d) Intangibles — Goodwill and Other (ASC 350) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating ASU 2019-10 and its impact on its consolidated financial statements.

In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses” (“ASU 2019-11”). ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The amendments update guidance on reporting credit losses for financial assets. These amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2022, including interim periods within those fiscal years. All entities may adopt the amendments through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is currently evaluating ASU 2019-11 and its impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is currently evaluating ASU 2019-12 and its impact on its consolidated financial statements.

Note 3 - Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	December 31
	2019	2018
Insurance	$100,061	$-
Rent	908	-
Deposit	20,958	-
Legal and professional fees	17,500	-
Other	7,638	2,039
Total prepaid expenses and other current assets	$147,065	$2,039

F-24

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Note 4 – Deferred Expenses

Deferred expenses consist of labor, materials and other costs that are attributable to customer contracts that the Company has not completed its performance obligation under the contract and, as a result, has not recognized revenue. As of December 31, 2019 and 2018, deferred expenses were $111,548 and $0, respectively.

Note 5 – Property and Equipment

Property and equipment consisted of the following:

	December 31,
	2019	2018
Computer and office equipment	$2,807	$1,393
Lab equipment	15,606	15,606
Leasehold improvements	140,056	-
Machinery	241,285	65,750
	399,754	82,749
Less: accumulated depreciation	(9,909)	(4,568)
Property and equipment, net	$389,845	$78,181

Depreciation and amortization expense related to property and equipment was $5,341 and $3,400 for the years ended December 31, 2019 and 2018, respectively, which was recorded within cost of sales in the accompanying consolidated statements of operations. During the year ended December 31, 2018, the Company sold property and equipment with a net book value of $9,250 for proceeds of $9,250.

Note 6 - Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	December 31,
	2019	2018
Facility fees	$-	$88,108
Accounts payable	90,720	-
Contractor fees	-	108,835
Accrued professional fees	9,848	-
Accrued payroll	41,267	-
Accrued other	4,429	-
Credit card	56,759	4,643
Accrued insurance fees	14,982	-
Accrued purchases of property and equipment	-	50,000
Total accounts payable and accrued expenses	$218,005	$251,586

F-25

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Note 7 – Income Taxes

As described in Note 2, Summary of Significant Accounting Policies - Income Taxes, the operations of the Company became subject to United States Federal and New York State income taxes on June 21, 2019.

The provision for income taxes for the taxable period ended December 31, 2019 consists of the following provisions/(benefits):

Deferred tax benefit:
Federal	$(161,805)
State	(50,765)
Total deferred tax benefit	(212,570)
Change in valuation allowance	212,570
Provision for income taxes	$-

The provision for income taxes for the taxable period ended December 31, 2019 differs from the statutory federal income tax rate as follows:

Tax benefit at the federal statutory rate	21.0%
State tax, net of federal benefit	6.6%
Permanent differences	(0.6%)
Change in valuation allowance	(27.0%)
Effective income tax rate	0.0%

Deferred tax assets as of December 31, 2019 consist of the following:

Net operating loss carryforwards	$200,017
Stock-based compensation expense	12,553
Deferred tax assets	212,570
Valuation allowance	(212,570)
Deferred tax assets, net	$-

At December 31, 2019, the Company had approximately $725,000 of net operating loss (“NOL”) carryforwards that may be available to offset future Federal taxable income indefinitely and New York State taxable income through 2039. The utilization of NOL carryforwards to offset future taxable income may be subject to annual limitations under Section 382 of the Internal Revenue Code and similar state statutes as a result of ownership changes. The Company has not, as of the date the financial statements were issued, completed a study to determine if any such ownership changes have occurred that could limit its ability to use the net operating loss carryforwards.

The Company has assessed the likelihood that deferred tax assets will be realized in accordance with the provisions of ASC 740 Income Taxes (“ASC 740”). ASC 740 requires that such a review considers all available positive and negative evidence, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. ASC 740 requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. After the performance of such a review as of December 31, 2019, management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of that date. Thus, the Company established a valuation reserve of $212,570 in connection with the tax provision during the year ended December 31, 2019.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2019. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. No tax audits were commenced or were in process for the taxable period ended December 31, 2019 as the Company has not yet filed income tax returns for that period. When such returns are filed, they will be subject to examination. No tax related interest or penalties were incurred during the year ended December 31, 2019.

F-26

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Note 8 – Related Party Transactions

Common Stock

On June 18, 2019, the Company issued 350,000 shares of immediately vested common stock for cash proceeds of $350 in connection with services provided to the Company. The shares were issued to an immediate family member of one of the Company’s members of management who is also a principal owner. The shares had an issuance date fair value of $1.50 per share, or $525,000 in total. As a result, the Company recognized stock-based compensation expense of $524,650 on the date of issuance, which is reflected within selling, general, and administrative expense on the consolidated statement of operations.

Note 9 – Stockholders’ Equity

Reverse Recapitalization

See Note 1 - Business Organization, Nature of Operations and Reverse Recapitalization - Reverse Recapitalization and Common Control Merger for additional details.

Authorized Capital

The Company is authorized to issue 45,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. The holders of the Company’s common stock are entitled to one vote per share.

Equity Compensation Plan

On June 18, 2019, the Board of Directors and a majority of the Company’s shareholders, respectively, approved the 2019 Equity Compensation Plan (the “2019 Plan”). Under the 2019 Plan, 1,326,000 shares of common stock of the Company are authorized for issuance. The 2019 Plan provides for the issuance of incentive stock options, non-statutory stock options, rights to purchase common stock, stock appreciation rights, restricted stock, restricted stock, performance shares and performance units to employees, directors and consultants of the Company and its affiliates. The 2019 Plan requires the exercise price of stock options to be not less than the fair value of the Company’s common stock on the date of grant, or 110% of fair value in the case of incentive options granted to a ten-percent stockholder. As of December 31, 2019, there were 736,000 shares available for issuance under the 2019 Plan. See Note 12 – Subsequent Events for additional details.

Common Stock

See Note 8 - Related Party Transactions for additional details.

On June 21 and August 5, 2019, the Company sold an aggregate of 1,776,346 shares of common stock at $1.50 per share to accredited investors for aggregate gross and net cash proceeds of $2,664,513 and $2,204,502, respectively, which included issuance costs of $460,011 consisting of legal and professional fees, which were charged to additional paid-in capital upon issuance of the common stock. In addition, the Company issued to the Company’s placement agent immediately vested five-year warrants to purchase an aggregate of 155,966 shares of the Company’s common stock at an exercise price of $1.50 per share. The warrants were determined to be classified within stockholders’ equity and had an issuance date fair value of $148,202. As a result, the Company recognized the warrants by recording a debit and credit to additional paid-in capital.

On September 24, 2019, the Company sold an aggregate of 149,981 shares of common stock at $1.50 per share to accredited investors for aggregate cash proceeds of $224,972.

F-27

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Note 9 – Stockholders’ Equity – Continued

Options

On September 25, 2019, the Company granted ten-year options to purchase an aggregate of 325,000 shares of common stock at an exercise price of $1.50 per share to non-employee directors and consultants of the Company. Such options vest one-half on each of the two annual anniversaries of the date of grant. The options had a grant date fair value of an aggregate of $324,779 which the Company expects to recognize ratably over the vesting period.

On November 5, 2019, the Company granted a ten-year option to purchase 25,000 shares of common stock at an exercise price of $1.50 per share to a consultant. Such options vest one-half on each of the two annual anniversaries of the date of grant. The option had a grant date fair value of $24,802 which the Company expects to recognize ratably over the vesting period.

On November 5, 2019, the Company granted five-year options to purchase an aggregate of 240,000 shares of common stock at an exercise price of $1.50 per share to employees. Such options vest ratably over three years on each annual anniversary of the date of grant. The options had a grant date fair value of an aggregate of $199,160 which the Company expects to recognize ratably over the vesting period.

During the year ended December 31, 2019, the Company granted options with a weighted average grant date fair value of $0.93 per share. The Company did not grant stock options during the year ended December 31, 2018.

During the years ended December 31, 2019 and 2018, the Company recognized stock-based compensation expense related to stock options of $62,098 ($46,563 of which was included within general and administrative expenses, $8,614 of which was included within cost of revenues on the consolidated statements of operations and $6,921 of which was included within deferred expenses as of December 31, 2019 on the consolidated balance sheet) and $0, respectively. As of December 31, 2019, there was unamortized stock-based compensation of approximately $487,000 which the Company expects to recognize over 2.2 years.

In applying the Black-Scholes option pricing model, the Company used the following assumptions during the year ended December 31, 2019:

Risk-free interest rate	1.60% to 1.72%
Expected term	3.50 to 5.75 years
Expected volatility	77% to 79%
Expected dividends	0.00%

As of December 31, 2019, the Company had outstanding and exercisable options of 590,000 and 0, respectively. The outstanding options had a weighted average exercise price, remaining contractual term and intrinsic value of $1.50, 7.8 years and $0, respectively.

Note 10 - Commitments and Contingencies

Litigations, Claims, and Assessments

From time to time, the Company is involved in various disputes, claims, liens and litigation matters arising out of the normal course of business. While the outcome of these disputes, claims, liens and litigation matters cannot be predicted with certainty, after consulting with legal counsel, management does not believe that the outcome of these matters will have a material adverse effect on the Company’s combined financial position, results of operations or cash flows. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. As of December 31, 2019 and 2018, the Company had no liabilities recorded for loss contingencies.

F-28

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Note 10 - Commitments and Contingencies – Continued

Operating Lease

On August 21, 2019, the Company entered into a lease for a 10,000 square foot facility consisting of lab and office space. The lease requires monthly payments of $16,667 and expires on November 30, 2025. The Company has arranged for a $100,000 letter of credit in favor of the landlord in lieu of a security deposit, which is included as restricted cash on the consolidated balance sheet as of December 31, 2019. The minimum lease payments for the years ending December 31 are as follows: $200,004 in each of 2021 to 2024 and $183,337 thereafter.

Rent expense was $72,788 and $9,876 during the years ended December 31, 2019 and 2018, respectively.

Note 11 - Concentrations

During the year ended December 31, 2019, revenues generated from Entities D and F represented approximately 78% and 22%, respectively, of the Company’s total revenue. During the year ended December 31, 2018, revenues generated from Entities A and D represented approximately 59% and 39% of the Company’s total revenue, respectively. Entities A and E represented 90% and 10% of accounts receivable, respectively, as of December 31, 2019. Entity D represented 100% of contract assets as of December 31, 2019. Entity B represented 100% of accounts receivable as of December 31, 2018. Entities A and D represented approximately 40% and 60% of contract assets, respectively, as of December 31, 2018.

Note 12 - Subsequent Events

The Company has evaluated events that have occurred after the balance sheet and through the date the financial statements were issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements, except as disclosed below.

Equity Compensation Plan

On May 26, 2020, the Board of Directors and a majority of the Company’s shareholders approved an amendment to the 2019 Plan to (i) increase the number of shares of common stock authorized for issuance under the 2019 Plan by 1,174,000 shares, such that a total of 2,500,000 shares of common stock are now authorized for issuance under the 2019 Plan; (ii) increase the maximum aggregate number of shares, options and/or other awards that may be granted to any one person during any calendar year from 500,000 to 1,300,000; and (iii) clarify the availability of cashless exercise as a form of consideration.

Stock Options

On March 11, 2020, the Company granted the following ten-year options to purchase shares of common stock at an exercise price of $1.50 per share to the Company’s newly appointed Executive Chairman and Acting Chief Executive Officer under the 2019 Plan: (i) an option to purchase 965,850 shares of common stock that vests ratably on a monthly basis over two years and (ii) an option to purchase 321,950 shares of common stock that vests based on performance criteria to be mutually agreed to by the Board and the executive. The grant was reduced to 500,000 options, including 375,000 options and 125,000 options respectively under the two categories, due to limitations under the 2019 Plan.

Paycheck Protection Program Loan

On May 1, 2020, the Company received loan proceeds in the amount of approximately $211,000 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The loan forgiveness amount will be reduced for any EIDL advance that the Company receives. The amount of loan forgiveness will be further reduced if the borrower terminates employees or reduces salaries during the eight-week period.

The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company intends to use the proceeds for purposes consistent with the PPP. While the Company currently believes that its use of the loan proceeds will meet the conditions for forgiveness of the loan, there can be no assurance that the Company will not take actions that could cause the Company to be ineligible for forgiveness of the loan, in whole or in part.

Economic Injury Disaster Loan Advance

On May 1, 2020, the Company received an advance in the amount of $10,000 from the U.S. Small Business Administration (“SBA”) under the Economic Injury Disaster Loan (“EIDL”) program administered by the SBA, which program was expanded pursuant to the CARES Act. Such advance amount will reduce the Company’s PPP loan forgiveness amount described above.

Tomkins County Area Development Loan

 On May 27, 2020, the Company received loan proceeds in the amount of $50,000 from the Tomkins County Area Development (“TCAD”) Emergency Relief Loan Fund. The loan matures after four years and bears interest in the amount of 2.5% per annum, with one year of no interest or principal payments, followed by three years of monthly payments of principal and interest in the amount of $1,443 per month. The loan is collateralized against certain assets of the Company.

F-29

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

3,415,626 Shares

Common Stock

PROSPECTUS

____________, 2020

54

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC Registration Fee	$2,203
Accounting Fees and Expenses	$40,000
Legal Fees and Expenses	$150,000
Total	$192,203

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. The Company’s Bylaws provide that it will indemnify its directors and officers against expenses actually and necessarily incurred in connection with the defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Company, or of such other corporation, except in relation to matters as to which any such director or officer or person shall have been adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owed to the Company.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any: (i) breach of a director’s duty of loyalty to the corporation or its stockholders; (ii) act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or redemption of shares; or (iv) transaction from which the director derives an improper personal benefit. The Company’s Certificate of Incorporation provides that its directors are not personally liable to the Company or its stockholders for monetary damages for breaches of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law. These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. We have purchased director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us for up to $2 million.

The Company has not entered into any indemnity agreements with its officers or directors. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

II-1

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Between April 2019 and the date of this filing, the Company made sales of the following unregistered securities:

Original Issuances of Stock

From our inception to mid-June 2019, we sold an aggregate of 3,566,667 shares of our Common Stock to eleven accredited investors at a price of $.001 per share.

August 2019 Private Placement

On June 21, 2019 and August 5, 2019, the Company completed a private placement (the “August 2019 Private Placement”) of a total of 1,776,346 shares of Common Stock, at a price of $1.50 per share. The Company raised a total of $2,664,513 from 44 accredited investors.

The Company paid its placement agent of the August 2019 Private Placement a total compensation for its services of (i) a total cash commission of $233,945; and (ii) five-year warrants to purchase an aggregate of 155,966 shares of Common Stock at an exercise price of $1.50 per share.

Share Exchange with Odyssey Semiconductor, Inc.

On June 21, 2019, simultaneous with the first closing of the August 2019 Private Placement, the Company acquired from shareholders of Odyssey Semiconductor an aggregate of 5,666,667 shares of common stock which were all of the issued and outstanding securities of Odyssey Semiconductor, in exchange for the issuance of 5,666,667 shares of Common Stock to all shareholders of Odyssey Semiconductor. Following the share exchange, Odyssey Semiconductor became a wholly-owned subsidiary of the Company.

September 2019 Private Placement

On September 24, 2019, the Company completed a private placement (the “September 2019 Private Placement”) of a total of 149,981 shares of Common Stock, at a price of $1.50 per share. The Company raised a total of $224,972 from two accredited investors.

Grants Under the 2019 Plan

In consideration for services to be provided to the Company, the Company granted the following options to purchase shares of Common Stock at $1.50 per share under the 2019 Plan: a 10-year option to purchase 275,000 shares to Richard Ogawa as of September 25, 2019, a 10-year option to purchase 50,000 shares to Alex Behfar as of September 25, 2019, and a 10-year option to purchase 25,000 shares to Mike Thompson as of November 5, 2019.

In addition, On November 5, 2019, the Company has granted 5-year options to purchase an aggregate of 240,000 shares of Common Stock at $1.50 per share to nine employees under the 2019 Plan.

On March 11, 2020, Alex Behfar was appointed as the Company’s Acting Chief Executive Officer and Executive Chairman, in connection with which appointment he was granted an option under the 2019 Plan to purchase 375,000 shares of common stock that vests ratably on a monthly basis over two years and an option to purchase 125,000 shares of common stock which will vest upon the closing of a total of at least $5 million raised by the Company prior to March 11, 2022 from a combination of any of the following sources: new equity issuance, new debt financing, equipment financing, and lease-backs.

On March 11, 2020, Alex Behfar was appointed as the Company’s Acting Chief Executive Officer and Executive Chairman, in connection with which appointment he was granted an option under the 2019 Plan to purchase 375,000 shares of common stock that vests ratably on a monthly basis over two years and an option to purchase 125,000 shares of common stock which will vest upon the closing of a total of at least $5 million raised by the Company prior to March 11, 2022 from a combination of any of the following sources: new equity issuance, new debt financing, equipment financing, and lease-backs.

Securities Act Exemptions

We deemed all of the above offers, sales and issuances of our shares of Common Stock and warrants (except described under “Grants Under the 2019 Plan”) to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering. All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

II-2

We deemed the grants of stock options prior to February 14, 2020 (starting from such date the Company became subject to Exchange Act reporting requirements) described above under “Grants Under the 2019 Plan” and issuances of Common Stock upon exercise of such options to be exempt from registration under the Securities Act in reliance on Rule 701 of the Securities Act. The Rule 701 exemption is not available to Exchange Act reporting companies. In general, the Company is eligible to rely on the Rule 701 exemption to offer and sell securities to any of its employees, directors, officers, consultants or advisors in connection with a written compensatory benefit plan or other written agreement in compliance with Rule 701 under the Securities Act before the effective date of the registration statement of which this prospectus is a part. Subject to any applicable lock-up agreements, beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act, under Rule 701 our affiliates may resell shares in reliance on Rule 144 without having to comply with the holding period requirement thereunder, and non-affiliates of the Company can resell shares in reliance on Rule 144 without having to comply with Rule 144’s current public information and holding period requirements thereunder.

All certificates representing the securities issued in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

3.1	Certificate of Incorporation of Odyssey Semiconductor Technologies, Inc. (Incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

3.2	Bylaws of Odyssey Semiconductor Technologies, Inc. (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

4.1	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

5.1	Opinion of Robinson & Cole LLP (Previously filed as Exhibit 5.1 to Amendment No. 2 to Registration Statement on Form S-1 filed on January 31, 2020, File No. 333-234741.)

10.1	Form of Pre-Share Exchange Common Stock Purchase Agreement (Incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.2	Form of Share Exchange Agreement, by and among Odyssey Semiconductor Technologies, Inc., Odyssey Semiconductor, Inc. and its Shareholders (Incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.3	Form of Pre-Share Exchange Lock-Up Agreement (Incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.4	Form of Pre-Share Exchange Indemnity Agreement (Incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.5	Form of Subscription Agreement for Odyssey Semiconductor Technologies, Inc.’s August 2019 Private Placement (Incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.6	Form of Registration Rights Agreement for Odyssey Semiconductor Technologies, Inc.’s August 2019 Private Placement (Incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.7	Form of Subscription Agreement for Odyssey Semiconductor Technologies, Inc.’s September 2019 Private Placement (Incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.8	Form of Registration Rights Agreement for Odyssey Semiconductor Technologies, Inc.’s September 2019 Private Placement (Incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.9	Odyssey Semiconductor Technologies, Inc. 2019 Equity Compensation Plan (Incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.10	Form of Odyssey Semiconductor Technologies, Inc. Stock Option Agreement (Employee) (Incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.10a	Form of Odyssey Semiconductor Technologies, Inc. Stock Option Agreement (Director) (Incorporated by reference to Exhibit 10.10a to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.11	Agreement by and between of JR2J, LLC and the Advanced Research Projects Agency-Energy, an Agency of Department of Energy, dated September 22, 2017 (Incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.12	Sublease Agreement, dated August 21, 2019, by and between Odyssey Semiconductor, Inc. and Macom Technology Solutions, Inc. (Incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

II-3

10.13	Consulting Agreement, dated April 1, 2019, by and between JR2J, LLC and Richard Ogawa (Incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.14	Consulting Agreement, dated May 16, 2019, by and between JR2J, LLC and Alex Behfar (Incorporated by reference to Exhibit 10.14 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.15	Consulting Agreement, dated October 18, 2019, by and between Odyssey Semiconductor, Inc. and Akash Systems, Inc. (Incorporated by reference to Exhibit 10.15 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.16	Contribution Agreement, dated June 17, 2019, by and among Odyssey Semiconductor, Inc., Richard J. Brown and James R. Shealy (Incorporated by reference to Exhibit 10.16 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

10.17	Employment Agreement, dated July 1, 2019, by and between Odyssey Semiconductor, Inc. and Al Schremer (Incorporated by reference to Exhibit 10.17 to Amendment No. 1 to Registration Statement on Form S-1 filed on January 15, 2020, File No. 333-234741)

10.18	Agreement, dated May 6, 2019, by and between Odyssey Semiconductor, Inc. and Katalyst Securities LLC (Incorporated by reference to Exhibit 10.18 to Amendment No. 1 to Registration Statement on Form S-1 filed on January 15, 2020, File No. 333-234741)

21.1	List of Subsidiaries of Odyssey Semiconductor Technologies, Inc. (Incorporated by reference to Exhibit 21.1 to Registration Statement on Form S-1 filed on November 15, 2019, File No. 333- 234741)

23.1	Consent of Marcum LLP (Filed herewith.)

23.2	Consent of Robinson & Cole LLP (Filed herewith.)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ithaca, State of New York on July 20, 2020.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

By:	/s/ Alex Behfar
Name: Alex Behfar
Title: Acting Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors Odyssey Semiconductor Technologies, Inc., a Delaware corporation (the “Company”), do hereby constitute and appoint Alex Behfar as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Alex Behfar	Acting Chief Executive Officer, Executive Chairman and Director	July 20, 2020
Alex Behfar	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Richard J. Brown	Chief Technical Officer and Director	July 20, 2020
Richard J. Brown

/s/ Richard Ogawa	Director	July 20, 2020
Richard Ogawa

/s/ Michael Thompson	Director	July 20, 2020
Michael Thompson

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